Exhibit 10.54

FIRST AMENDMENT TO CREDIT AGREEMENT

Dated as of July 26, 2012

among

HERBALIFE INTERNATIONAL, INC., HERBALIFE LTD. and

HERBALIFE INTERNATIONAL LUXEMBOURG S.A.R.L.,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

The Other Lenders Party Hereto

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

as Documentation Agent for the Revolving Credit Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and J.P. MORGAN SECURITIES LLC

as Joint Lead Arrangers and Joint Book Managers for the Revolving Credit Facility

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

and HSBC BANK USA, NATIONAL ASSOCIATION

as Co-Syndication Agents for the Term A Facility

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Documentation Agent for the Term A Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

HSBC SECURITIES (USA) INC.

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Book Managers for the Term A Facility

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of July 26, 2012 to the Credit Agreement referenced below is by and among HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability (“Holdings”), HERBALIFE INTERNATIONAL LUXEMBOURG S.À.R.L., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL” and, together with the Company and Holdings, the “Borrowers” and, each a “Borrower”), each Lender party hereto and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, certain Lenders (the “Existing Lenders”) and Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, are party to that certain Credit Agreement dated as of March 9, 2011 (the “Existing Credit Agreement”); and

WHEREAS, the Borrower has requested that the “Required Lenders” under and as defined in the Existing Credit Agreement (the “Existing Required Lenders”) approve certain amendments and modifications, including the addition of a $500,000,000 term loan facility, to the Existing Credit Agreement; and

WHEREAS, the Existing Required Lenders have approved the amendments and modifications to the Existing Credit Agreement requested by the Borrowers, and the Term A Lenders are willing to provide the Term A Facility, in each case as set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement (as defined below).

2. Amendment and Restatement. The Existing Credit Agreement (including the Schedules and Exhibits thereto) is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A to this Amendment (the “Amended Credit Agreement”). Except as specifically set forth herein, the amendment and restatement in its entirety of the Existing Credit Agreement shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the “Obligations” under (and as defined in) the Existing Credit Agreement and the other Loan Documents (as defined in Existing Credit Agreement). All “Loans” and other “Obligations” outstanding under (and as defined in) the Existing Credit Agreement immediately prior to the effectiveness of this Amendment shall continue to be outstanding as Revolving Credit Loans and Obligations, respectively, under the Amended Credit Agreement upon the effectiveness of this Amendment, and the terms of the Amended Credit Agreement will govern the rights and obligations of the Loan Parties, the Lenders and the Administrative Agent with respect thereto.

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3. Lender Joinder. By execution of this Amendment, each Person identified on the signature pages hereto as a “Term A Lender”, in its capacity as such, hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Person will be deemed to be a party to the Amended Credit Agreement (to the extent not already a party thereto) and a “Term A Lender” for all purposes of the Amended Credit Agreement, and shall have all of the obligations of a Term A Lender thereunder as if it had executed the Amended Credit Agreement. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Term A Lenders contained in the Amended Credit Agreement.

4. Conditions Precedent. The effectiveness of this Amendment and the Amended Credit Agreement, and the obligation of the Term A Lenders to make the Term A Loans pursuant to Section 2.01(b) of the Amended Credit Agreement, shall be subject to satisfaction of the following conditions:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Amendment;

(ii) Notes executed by each Borrower in favor of each Lender requesting Notes;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require (but only to the extent such concepts exist under applicable law) to evidence that each Loan Party is duly organized, incorporated or formed, and that each Borrower and Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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(v) favorable opinions of Gibson, Dunn & Crutcher, special counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, Maples and Calder, special Cayman Islands counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, of Arendt & Medernach, special Luxembourg counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, and of Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, each addressed to the Administrative Agent and each Lender;

(vi) a certificate of a Responsible Officer of Holdings either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of Holdings certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Amended Credit Agreement have been satisfied (other than any such conditions as are subject to the judgment or discretion of the Administrative Agent or any Lender), (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) a calculation of the Consolidated Total Leverage Ratio as of the last day of the fiscal quarter of the Company most recently ended prior to the Restatement Effective Date for which financial statements have been delivered to the Administrative Agent, giving pro forma effect to the making of the Term A Loans on the Restatement Effective Date; and

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

(b) No event having a Material Adverse Effect shall have occurred since December 31, 2011.

(c) The representations and warranties of (i) the Borrowers contained in Article V of the Amended Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the proposed Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d) Any fees required to be paid on or before the Restatement Effective Date shall have been paid.

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(e) Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Restatement Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(f) The Restatement Effective Date shall have occurred on or before August 31, 2012.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.

5. Amendment is a Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.

6. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants as of the effective date of this Amendment that (i) each of the representations and warranties set forth in the Loan Documents are be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 6, the representations and warranties contained in subsection (a) of Section 5.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Existing Credit Agreement and (ii) both before and immediately following the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

7. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations, including, but not limited to, all guaranty obligations, under the Loan Documents after giving effect to this Amendment and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

8. Reaffirmation of Security Interests. Each Loan Party party to the Security Agreement (a) affirms that, as collateral security for the payment and performance in full of all the Secured Obligations (as defined in the Security Agreement), such Loan Party hereby grants to the Collateral Agent (as defined in the Security Agreement), for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement), a security interest in and continuing lien on all personal property of such Loan Party, including all of such Loan Party’s right, title and interest in, to and under the Security Agreement Collateral (as defined in the Security Agreement) and that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

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9. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

10. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11. Governing Law; Service of Process.

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

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12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, as Holdings

By:
Name:
Title:

HERBALIFE INTERNATIONAL, INC., a Nevada corporation, as the Company

By:
Name:
Title:

HERBALIFE INTERNATIONAL LUXEMBOURG S.Á.R.L., a Luxembourg private limited liability company, as a Borrower

By:
Name:
Title:

HERBALIFE INTERNATIONAL OF AMERICA, INC., a Nevada corporation, as a Guarantor

By:
Name:
Title:

HERBALIFE INTERNATIONAL COMMUNICATIONS, INC., a California corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE TAIWAN, INC., a California corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE INTERNATIONAL DO BRASIL, LTDA., a corporation dually organized in Brazil and Delaware, as a Pledgor

By:
Name:
Title:

HERBALIFE KOREA CO., LTD., a corporation dually organized in Korea and Delaware, as a Pledgor

By:
Name:
Title:

HERBALIFE INTERNATIONAL OF EUROPE, INC., a California corporation, as a Guarantor

By:
Name:
Title:

WH INTERMEDIATE HOLDINGS LTD., a Cayman Islands exempted company incorporated with limited liability, as a Guarantor

By:
Name:
Title:

2

WH LUXEMBOURG HOLDINGS S.À.R.L., a Luxembourg corporation, as a Guarantor

By:
Name:
Title:

3

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

4

BANK OF AMERICA, N.A., as an Existing Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Term A Lender

By:
Name:
Title:

5

[OTHER LENDERS], as an Existing Lender

By:
Name:
Title:

6

[OTHER LENDERS], as a Term A Lender

By:
Name:
Title:

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Published CUSIP Number: [42702LAG1]

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 26, 2012

among

HERBALIFE INTERNATIONAL, INC., HERBALIFE LTD. and

HERBALIFE INTERNATIONAL LUXEMBOURG S.A.R.L.,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

The Other Lenders Party Hereto

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

as Documentation Agent for the Revolving Credit Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and J.P. MORGAN SECURITIES LLC

as Joint Lead Arrangers and Joint Book Managers for the Revolving Credit Facility

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

and HSBC BANK USA, NATIONAL ASSOCIATION

as Co-Syndication Agents for the Term A Facility

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Documentation Agent for the Term A Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

HSBC SECURITIES (USA) INC.

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Book Managers for the Term A Facility

i

(continued)

(continued)

(continued)

(continued)

v

SCHEDULES

E-1	Excluded Domestic Subsidiaries and Excluded Foreign Subsidiaries
G-1	Initial Guarantors
1.01	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
5.03	Authorizations and Consents
5.06	Litigation
5.11	Tax Assessments
5.13	Subsidiaries; Other Equity Investments
5.17	Identification Numbers for Foreign Borrowers
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Designated Borrower Request and Assumption Agreement
G	Designated Borrower Notice

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of July 26, 2012, among HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability (“Holdings”), HERBALIFE INTERNATIONAL LUXEMBOURG S.À.R.L., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL”), certain Subsidiaries of the Company party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), each Lender from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Company, Holdings, HIL, various lenders and Bank of America, as administrative agent for such lenders, as swing line lender and as L/C Issuer, are parties to that certain Credit Agreement dated as of March 9, 2011, as the same has been amended prior to the date hereof (as so amended, the “Existing Credit Agreement”). The Borrowers have requested, and the Lenders and the Administrative Agent hereby agree, that the Existing Credit Agreement shall be amended and restated in its entirety.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with the terms hereof.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Commitments” means the Revolving Credit Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Pesos and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by such Term A Lender’s Term A Commitment at such time (provided that if the Term A Commitments have been terminated, the Applicable Percentage of each Term A Lender with respect to the Term A Facility shall be determined based on the Applicable Percentage of each Term A Lender most recently in effect, giving effect to any subsequent assignments) and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Revolving Percentage. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurocurrency Rate +, Peso Rate +, Letters of Credit +	Base Rate +
1	<0.50:1	0.25%	1.50%	0.50%
2	>0.50:1 but <1.00:1	0.30%	1.75%	0.75%
3	>1.00:1 but <1.50:1	0.40%	2.00%	1.00%
4	>1.50:1 but <2.00:1	0.40%	2.25%	1.25%
5	>2.00:1	0.50%	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Restatement Effective Date through the date that a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the fiscal quarter ending June 30, 2012 shall be determined based upon the Consolidated Total Leverage Ratio as set forth in the certificate delivered to the Administrative Agent on the Restatement Effective Date pursuant to Section 4 of the First Amendment.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Revolving Credit Lender shall be determined based on the Applicable Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, together, (a) MLPFS and J.P. Morgan Securities LLC, in their capacities as joint lead arrangers and joint book managers for the Revolving Credit Facility, and (b) MLPFS, Coöperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book managers for the Term A Facility.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

(d) if such day relates to any interest rate settings as to Peso Rate Loan denominated in Pesos, means any such day on which dealings in deposits in Mexican deposits are conducted by and between banks in Mexico City, Mexico; and

(e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or both (x) at the time it entered into a Cash Management Agreement, was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and (y) as of the Closing Date and/or the Restatement Effective Date is a Lender or an Affiliate of a Lender, in any such case, in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (but excluding (i) any employee benefit plan of such person or its subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) any “nominating shareholder group” meeting the applicable eligibility requirements contained in Rule 14a-11(b) under the Exchange Act (or any successor thereto) (the “Proxy Access Rule”), to the extent the Proxy Access Rule becomes effective, including, without limitation, that such nominating shareholder group is not holding any Holdings securities with the purpose, or with the effect, of changing control of Holdings) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the issued shares of Holdings entitled to vote to appoint members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such shares that such person or group has the right to acquire pursuant to any option right);

(b) Holdings at any time ceases to own, directly or indirectly, 100% of the Equity Interests of the Company, HIL and, except as the result of a transaction otherwise permitted hereunder, each other Guarantor; or

(c) a “change of control” or similar event, however denominated shall occur under and as defined under any indenture or other definitive document, in either case, governing Indebtedness of a Borrower or Guarantor in an aggregate principal amount outstanding of greater than $35,000,000.

“Closing Date” means March 9, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Perfection Certificate, the Security Agreement, any security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties; and for purposes of any Secured Hedge Agreement or Secured Cash Management Agreement, “Security Documents” or other analogous terms shall have the same meaning as “Collateral Documents” hereunder.

“Commitment” means a Revolving Credit Commitment or a Term A Commitment.

“Committed Borrowing” means a borrowing consisting of simultaneous Term A Loans or Revolving Credit Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans or Peso Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” means a Revolving Credit Loan or a Term A Loan.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Peso Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Guaranty, dated as of March 9, 2011, made by the Company in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Coverage Ratio” means, as of the last day of any fiscal quarter of Holdings, the ratio computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters of: (a) Consolidated EBITDA (for all such fiscal quarters) to (b) Consolidated Interest Expense (for all such fiscal quarters) plus the aggregate amount of scheduled payments of principal made by Holdings and its Subsidiaries on a consolidated basis (during all such fiscal quarters).

“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income, without duplication, by (x) adding thereto:

(a) Consolidated Interest Expense,

(b) provision for taxes based on income,

(c) depreciation,

(d) amortization (including amortization of deferred fees and the accretion of original issue discount),

(e) all other noncash items subtracted in determining Consolidated Net Income (including any noncash charges and noncash equity based compensation expenses related to any grant of stock, stock options or other equity-based awards (including, without limitation, restricted stock units or stock appreciation rights) of such Person or any of its Subsidiaries recorded under GAAP, noncash charges related to warrants or other derivative instruments classified as equity instruments that will result in equity settlements and not cash settlements, and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(f) nonrecurring expenses and charges,

(g) fees and expenses incurred in connection with the incurrence, prepayment, amendment, or refinancing of Indebtedness (including in connection with (i) the negotiation and documentation of this Agreement and the other Loan Documents and any amendments or waivers thereof and (ii) the on-going compliance with this Agreement and the other Loan Documents); and

(y) subtracting therefrom the aggregate amount of all noncash items, determined on a consolidated basis, to the extent such items were added in determining Consolidated Net Income for such period.

“Consolidated Indebtedness” means, with respect to any Person as at any date of determination, the aggregate amount of all Indebtedness (including the then outstanding principal amount of all Loans and Letters of Credit) of such Person and its consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total consolidated cash interest expense (including that portion attributable to Capital Lease Obligations) of such Person and its consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including commitment fees, letter-of-credit fees, and net amounts payable under any interest rate protection agreements) determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net after tax income of such Person and its consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event (a) net earnings or loss of any other Person (other than a Subsidiary) in which such Person or any of its consolidated Subsidiaries has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by such Person or any of its consolidated Subsidiaries in the form of cash distributions and (b) the income (or loss) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or any of its consolidated Subsidiaries or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or that other Person’s assets are acquired by such Person or its consolidated Subsidiaries after the Closing Date.

“Consolidated Total Leverage Ratio” means, as of the last day of any fiscal quarter of Holdings, the ratio of: (a) Consolidated Indebtedness of Holdings on such date to (b) Consolidated EBITDA of Holdings computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Rating” means, as of any date of determination, the corporate credit rating of Holdings or the Company (for the corporate enterprise taken as a whole) as determined by either S&P or Moody’s (collectively, the “Debt Ratings”).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan or Peso Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a Solvent Person, the precautionary appointment of an administrator, guardian or other similar official by a Governmental Authority under or based on the Law of the country where such Person is subject to home jurisdiction supervision if applicable Law requires that such appointment not be publicly disclosed, in any such case, where such ownership, acquisition or appointment does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.14.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Domestic Subsidiary Guarantor” means a Wholly Owned Subsidiary that is (a) a Subsidiary, directly or indirectly, of the Company, (b) a Material Subsidiary and (c) a Domestic Subsidiary, but not an Excluded Domestic Subsidiary. As of the Restatement Effective Date, the Domestic Subsidiary Guarantors are Herbalife International of America, Inc., a Nevada corporation, Herbalife International Communications, Inc., a California corporation, Herbalife International Do Brasil Ltda, a corporation dually organized in Brazil and Delaware, Herbalife Korea Co., Ltd., a corporation dually organized in Korea and Delaware, Herbalife Taiwan, Inc., a California corporation and Herbalife International of Europe, Inc., a California corporation.

“Domestic Subsidiary Guaranty” means the Guaranty, dated as of March 9, 2011, made by the Guarantors (other than the Foreign Obligors and the Company) in favor of the Administrative Agent, the Lenders the Cash Management Banks and the Hedge Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Domesticated Foreign Subsidiary” means a Foreign Subsidiary which has become domesticated into the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time, determined two London Banking Days prior to such date for deposits in the relevant currency being delivered in the London or other offshore interbank market for such currency for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London or other offshore interbank market for such currency at their request at the date and time of determination.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans that are Revolving Credit Loans may be denominated in Dollars or in an Alternative Currency (other than Pesos). All Revolving Credit Loans denominated in an Alternative Currency (other than Pesos) must be Eurocurrency Rate Loans. Eurocurrency Rate Loans that are Term A Loans shall be denominated in Dollars.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Domestic Subsidiary” shall mean (a) any Domestic Subsidiary listed on Schedule E-1 hereto, (b) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary of WH Capital, or (c) any Domestic Subsidiary substantially all of the assets of which consist, directly or indirectly, of Equity Interests of Foreign Subsidiaries.

“Excluded Foreign Subsidiary” shall mean (a) any Foreign Subsidiary listed on Schedule E-1 hereto, together with any Foreign Subsidiary the territorial operations of which coincide with (and are no larger than) the territorial operations of any Foreign Subsidiary listed on Schedule E-1 and (b) any Foreign Subsidiary that is a Subsidiary of WH Capital.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof or therein) under the Laws of which such recipient is organized, conducts any trade or business or in which its principal office is located or as a result of a present or former connection between such recipient and the jurisdiction (provided that such connection is not attributable to this Agreement or any other Loan Document) or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any political subdivision thereof, or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrowers under Section 10.13), any United States withholding tax that (i) is imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or in the case of a Foreign Lender that becomes a Lender as a result of an assignment, its assignor) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii), (e) any taxes imposed pursuant to Sections 1471-1474 of the Code, as may be amended, (f) any withholding tax due under the Savings Directive as transposed into Luxembourg law by the laws dated June 21, 2005 or December 23, 2005 and (g) all liabilities, penalties, and interest incurred with respect to any of the foregoing.

“Executive Order” has the meaning specified in Section 7.10(b).

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Letters of Credit” means those letters of credit issued under the Existing Credit Agreement and outstanding as of the Restatement Effective Date.

“Facility” means the Term A Facility or the Revolving Credit Facility, as the context may require

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of June 18, 2012, among the Company, the Administrative Agent and MLPFS.

“First Amendment” means the First Amendment to Credit Agreement, dated as of July 26, 2012, among the Borrowers, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

“Foreign Assets Control Regulations” has the meaning specified in Section 7.10(b).

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor Enforceability Exceptions” means (a) as it relates to HIL and any other Loan Party organized under the laws of Luxembourg, (i) the enforceability of the provisions hereof with respect to compound interest are subject to the provision of Section 1154 of the Luxembourg Civil Code (and any successor provision), (ii) contractually agreed evidence may not be conclusive or binding on a Luxembourg court, (iii) the rights and obligations hereunder binding successors and assigns may not be enforceable in Luxembourg, if such successor or assign is a Luxembourg individual or Person organized under the laws of Luxembourg in the absence of an agreement from any such Luxembourg resident confirming the enforceability thereof, (iv) the severability of the provisions of this Agreement or any other Loan Document to which HIL or any other Loan Party organized under the laws of Luxembourg is party may be ineffective if a Luxembourg court considers the clause regarding illegality, invalidity or unenforceability to be a substantive or material clause, (v) the enforceability of a foreign jurisdiction clause, which may not prevent the parties thereto from initiating legal action before a Luxembourg court to the extent that summary proceedings seeking conservatory or urgent provisional measures are taken and which may retain jurisdiction with respect to assets located in Luxembourg, (vi) the enforceability of contractual provisions in this Agreement or the other Loan Documents allowing service of process against HIL and any other Loan Party organized under the laws of Luxembourg at any location other than such Loan Party’s Luxembourg domicile, which may be overridden by Luxembourg statutory provisions allowing the valid service of process against such Loan Parties in accordance with applicable Luxembourg laws only at the Luxembourg domicile of such Loan Party, and (vii) the enforceability of any provision in this Agreement or the other Loan Documents providing for renunciation, before litigation arises, to the right to bring a claim in a court, and (b) any provision, whether by statute, common law, civil law, in equity or otherwise, of any jurisdiction other than Luxembourg or any State or territory of the United States having an effect similar to any of the foregoing.

“Foreign Obligors” means, collectively, Holdings, HIL and each other Loan Party that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary Guarantor” means a Wholly Owned Subsidiary that is (a) a Material Subsidiary and (b) a Foreign Subsidiary, but not an Excluded Foreign Subsidiary. As of the Restatement Effective Date, the Foreign Subsidiary Guarantors are WH Intermediate Holdings Ltd., a Cayman Islands exempted company incorporated with limited liability, and WH Luxembourg Holdings S.à.r.l., a Luxembourg corporation.

“Foreign Subsidiary Guaranty” means the Guaranty, dated as of March 9, 2011, made by the Foreign Subsidiary Guarantors (other than HIL) in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or reasonable indemnity obligations in effect on the Closing Date or otherwise entered into in the ordinary course of business, including in connection with any acquisition or Disposition of assets or incurrence of Indebtedness or other obligations, in any case to the extent permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranty, the Company Guaranty, the Holdings Guaranty and the HIL Guaranty. Subject to the terms thereof, the Guaranties are the joint and several obligations of the Guarantors party thereto.

“Guarantors” means, collectively, Holdings, the Company, HIL, each Material Subsidiary of Holdings listed on Schedule G-1 hereto and each other Wholly Owned Subsidiary that is required to Guarantee the Loans outstanding hereunder pursuant to Section 6.13 hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract permitted under Article VI and VII, is a Lender or an Affiliate of a Lender, or (ii) both (x) at the time it entered into a Swap Contract permitted under Article VI and VII, was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and (y) as of the Closing Date and/or the Restatement Effective Date is a Lender or an Affiliate of a Lender, in any such case, in its capacity as a party to such Swap Contract.

“HIL” has the meaning specified in the introductory paragraph hereto.

“HIL Guaranty” means the Guaranty, dated as of March 9, 2011, made by HIL in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“HIL Sublimit” means an amount equal to $60,000,000. The HIL Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Holdings Guaranty” means the Guaranty, dated as of March 9, 2011, made by Holdings in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Immaterial Subsidiary” means (a) each Subsidiary designated as an Immaterial Subsidiary on Part (a) of Schedule 5.13, and (b) each future subsidiary designated as an Immaterial Subsidiary by Holdings in a written notice to the Administrative Agent, in each case, for so long as any such subsidiary does not (on a consolidated basis with its Subsidiaries) have assets with a book value in excess of 5% of the consolidated assets of Holdings (as reported in the most recently published consolidated balance sheet of Holdings prior to the date of determination) or such Subsidiary’s contribution to Consolidated EBITDA for the most recent four consecutive fiscal quarter period is in excess of 5%.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property (excluding trade accounts payable and other accrued liabilities incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, purchase money obligations and Synthetic Lease Obligations of such Person; (h) all obligations of such Person in respect of Swap Contracts; provided that, the amount of Indebtedness of the type referred to in this clause (h) of any Person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the termination payment due thereunder by such Person; (i) all obligations of such Person as an account party in respect of letters of credit, letters of guaranty and bankers’ acceptances provided that, the amount of Indebtedness in respect of such letters of credit and letters of guaranty shall be zero if and to the extent such letters of credit and letters of guaranty are cash collateralized; and (j) all Guarantees of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intercreditor Provisions” has the meaning specified in Section 8.01(m).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one day, one week or one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders and (b) as to each Peso Rate Loan, the period commencing on the date such Peso Rate Loan is disbursed or continued as a Peso Rate Loan and ending on the date twenty-eight (28) days thereafter (provided that at any time the Peso Rate shall be determined by reference to the CCP Rate in accordance with Section 3.03, the relevant Interest Period shall end on the date thirty (30) days thereafter); provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit or all or substantially all of the business of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“JPMorgan” means J.P. Morgan Securities LLC and any successor thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, collectively, Bank of America in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, together with any other Lender designated by Holdings as a “L/C Issuer” with the consent of such Lender that is reasonably acceptable to the Administrative Agent.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means any of the Persons identified as a “Lender” on the signature pages hereto and/or the First Amendment, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns, and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, collectively, the office, offices, branch or branches of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office, offices, branch or branches as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments (and is independent of, and shall not be reduced by, the Alternative Currency Sublimit).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, the Fee Letter, the Collateral Documents, the Guaranties, the First Amendment, any document which expressly amends or otherwise modifies any Loan Document and any other document that is expressly identified by its terms as a Loan Document.

“Loan Parties” means, collectively, the Company, Holdings, HIL, each Guarantor and each Designated Borrower.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business operations, assets, or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any of the Loan Documents or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means each Subsidiary other than any Immaterial Subsidiary.

“Maturity Date” means the fifth anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i)(A), (a)(i) (B) or (a)(i)(C), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws or memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, or similar charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the Perfection Certificate, dated as of March 9, 2011, delivered by the Company to the Administrative Agent.

“Permitted Lien” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Peso Rate” means, for any Interest Period with respect to a Peso Rate Loan, the rate per annum equal to the Equilibrium Interbank Interest Rate for a twenty-eight day period (“TIIE Rate”), as published by Banco de Mexico in the Official Daily of the Federation of Mexico on the Business Day on which such Interest Period is to commence.

“Peso Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the Peso Rate. Peso Rate Loans may only be denominated in Pesos. All Revolving Credit Loans denominated in Pesos must be Peso Rate Loans.

“Pesos” means the lawful currency of Mexico.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Public Lender” has the meaning specified in Section 6.02.

“Ratings Decrease Date” has the meaning specified in Section 6.15.

“Ratings Increase Date” has the meaning specified in Section 2.16.

“Ratings Increase Period” means any period beginning on the date of occurrence of a Ratings Increase Date and ending on the next succeeding Ratings Decrease Date.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Replacement Lien” has the meaning specified in Section 7.01(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the Aggregate Revolving Commitments or, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Credit Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition); provided that the Revolving Credit Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders having more than 50% of the Aggregate Term A Commitments or Term A Loans; provided that the Term A Commitment held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, director, chief financial officer, chief operating officer, secretary, assistant secretary, treasurer, assistant treasurer or controller of a Loan Party, and, in the case of each Loan Party organized in a jurisdiction other than a State or territory of the United States, a director or managing partner (or, in each case, the foreign equivalent thereof), and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” means the first date all the conditions precedent in Section 4 of the First Amendment have been satisfied or waived pursuant to the terms thereof.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Peso Rate Loan, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Peso Rate Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, the Effective Date, and (v) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Revolving Lenders shall require.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, each Lender having a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the U.S. Department of Treasury Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Savings Directive” means the Council Directive 2003/48/EC dated June 3, 2003 on taxation of savings income in the form of interest payments.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI and VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Security Agreement, dated as of March 9, 2011, made by the Company and the Domestic Guarantors in favor of Bank of America, as Administrative Agent and as collateral agent for the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the fair value of the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sublimit” means, as the case may be, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the HIL Sublimit or the Swing Line Sublimit.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); provided, however, that, the term “Synthetic Lease Obligation” shall in any event exclude any obligations that are liabilities of any such Person, as lessee, under any operating lease entered into in the ordinary course of business.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means an amount equal to 5% of the consolidated assets of Holdings (as reported in the consolidated balance sheet of Holdings and its Subsidiaries most recently delivered pursuant to Section 6.01(a) or (b)).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment”, opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. For purposes of the definition of “Required Lenders”, the amount of each Term A Lender’s Term A Commitment shall be deemed to be the Outstanding Amount of such Term A Lender’s Term A Loans.

“Term A Facility” means, at any time, the aggregate amount of the Term A Lenders’ Term A Commitments at such time.

“Term A Lender” means, at any time, each Lender having a Term A Commitment or a Term A Loan at such time.

“Term A Loan” has the meaning specified in Section 2.01(b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Trading With the Enemy Act” has the meaning specified in Section 7.10(b).

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or Peso Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or shares held by a nominee holder) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% Equity Interest at such time.

“WH Capital” means WH Capital Corporation, a Nevada corporation and Wholly-Owned Subsidiary of Holdings.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a Peso Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan, Peso Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06 Additional Alternative Currencies. (a) The Borrowers may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 8:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 8:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrowers. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.07 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a “Revolving Credit Loan”) to each Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period in an aggregate amount for all the Borrowers not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Committed Borrowing of Revolving Credit Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to HIL shall not exceed the HIL Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans, Eurocurrency Rate Loans or Peso Rate Loans, as further provided herein. The Revolving Credit Loans to each Borrower shall be the sole and several liability of that Borrower and the other Borrowers shall not be co-obligors or have any joint liability for such Loans (except to the extent that any liability is derived by the other Borrowers as Guarantors of the Obligations of that Borrower).

(b) Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan (each, a “Term A Loan”) to Holdings on the Restatement Effective Date in an amount not to exceed such Term A Lender’s Term A Commitment. The Committed Borrowing of Term A Loans on the Restatement Effective Date shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. In the event that the aggregate amount of Term A Loans requested by Holdings to be made on the Restatement Effective Date is less than the aggregate amount of the Term A Facility, the aggregate amount of the Term A Facility shall be reduced by an amount sufficient to cause (x) the Term A Facility to be equal to such aggregate amount of Term A Loans, and (y) each Term A Lender’s Term A Commitment to be an amount equal to the Term A Loans made by such Term A Lender on the Restatement Effective Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Term A Loans shall be the sole and several liability of Holdings, and the other Borrowers shall not be co-obligors or have any joint liability for, the Term A Loans (except to the extent that any liability is derived by the other Borrowers as Guarantors of the Obligations of Holdings). All Term A Loans shall be denominated in Dollars, and each Term A Lender hereby agrees and acknowledges that notwithstanding the provisions of Section 10.01 or Section 1.06, any determination made pursuant to Section 1.06 in respect of any additional Alternative Currencies shall be made solely by the Revolving Credit Lenders and without any right of approval by any Term A Lender.

2.02 Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans and Peso Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 10:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, (ii) 10:00 a.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or of Peso Rate Loans, and (iii) 9:00 a.m. on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if a Borrower wishes to request Eurocurrency Rate Loans under either Facility having an Interest Period other than one day, one week or one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders under such Facility of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders under the applicable Facility. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Peso Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Pesos Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, (vii) the identity of the applicable Borrower, and (viii) whether the applicable Borrower is requesting a Borrowing, conversion or continuation of Revolving Credit Loans or of Term A Loans. If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans or Peso Rate Loans in their original currency with an Interest Period of one month, in the case of Eurocurrency Rate Loans, or twenty-eight or thirty days, in the case of Peso Rate Loans (and in accordance with the definition of Interest Period). Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If a Committed Loan Notice fails to specify the identity of the applicable Borrower, then the Committed Loans so requested shall be made to the Borrower submitting such Committed Loan Notice; provided, however, that in the case of a failure to identify the applicable Borrower in the case of a request for a continuation of Committed Loans, such Loans shall be continued as Loans made to the Borrower to which such Loans were initially made. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 12:00 noon, in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is to be made on the Restatement Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing of Revolving Credit Loans denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan or a Peso Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Revolving Lenders or the Required Term A Lenders, as applicable, and the Required Revolving Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans or Peso Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the applicable Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or Peso Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding under any Facility, the Administrative Agent shall notify the Company and the Lenders under such Facility of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03 Letters of Credit. (a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower or Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower or Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies shall not exceed $100,000,000. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Required Revolving Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(F) a default of any Revolving Credit Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) If the applicable Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of any reimbursement of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit, to the extent the relevant Borrower has received notice that such payment is to be made by 8:00 a.m. on such date or, in the event such notice is received after 8:00 a.m. on such date by not later than 12:00 p.m. on the next succeeding Business Day (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the Dollar Equivalent of the amount of such drawing and in Dollars. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan under the Revolving Credit Facility to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the applicable Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the applicable Borrower;

(v) any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Subsidiary thereof or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary thereof.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Credit Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Borrower for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolving Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for its account equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under any such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued for its account, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, each Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued for the account of such Borrower as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower that requested the issuance of such Letter of Credit shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Letter of Credit Reporting. On a monthly basis, each L/C Issuer shall deliver to the Administrative Agent a complete list of all outstanding Letters of Credit issued by such L/C Issuer.

2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Committed Loan under the Revolving Credit Facility in an amount equal to such Revolving Credit Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company under the Revolving Credit Facility in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments. (a) Any Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 8:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or of Peso Rate Loans, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or of Peso Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, whether the Loans to be prepaid are Term A Loans or Revolving Credit Loans and, if Eurocurrency Rate Loans or Peso Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender under the applicable Facility of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that not more than two times per fiscal year, such notice, if accompanied by a commitment reduction notice in accordance with Section 2.06, may state that it is conditioned upon the effectiveness of other credit facilities or the incurrence of other Indebtedness, the consummation of a particular Disposition or the occurrence of a Change of Control, in which case such notice may be revoked by the applicable Borrower(s) (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan or Peso Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders under the applicable Facility in accordance with their respective Applicable Percentages. Each prepayment of the outstanding Term A Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof on a pro-rata basis.

(b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If the Administrative Agent notifies the Company at any time that the Total Revolving Outstandings at such time exceed an amount equal to 110% of the Aggregate Revolving Commitments then in effect, then, within three Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans and/or Swing Line Loans and/or any applicant Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 110% of the Alternative Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, one or more Borrowers shall prepay its Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the HIL Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Except as set forth in clause (iv) above, the amount of any such Aggregate Revolving Commitment reduction shall not be applied to any Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Commitment of each Lender according to its Applicable Revolving Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Not more than two times per fiscal year, a notice to reduce the Aggregate Revolving Commitments hereunder may state that it is conditioned upon the effectiveness of other credit facilities or the incurrence of other Indebtedness, the consummation of a particular Disposition or the occurrence of a Change of Control, in which case such notice may be revoked by the applicable Borrower(s) (by notice to the Administrative Agent on or prior to the specified commitment reduction date) if such condition is not satisfied.

2.07 Repayment of Loans.

(a) Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of Revolving Credit Loans made to such Borrower outstanding on such date.

(b) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

(c) Holdings shall repay to the Term A Lenders on the last day of each March, June, September and December, commencing on December 31, 2012, aggregate principal amounts equal to (i) 2.50% of the original principal amount of the Term A Facility after giving effect to the Borrowing of Term A Loans on the Restatement Effective Date, in the case of the payments payable on December 31, 2012, and on March 31, June 30 and September 30, 2013, (ii) 3.75% of the original principal amount of the Term A Facility after giving effect to the Borrowing of Term A Loans on the Restatement Effective Date, in the case of the payments payable on December 31, 2013, and on March 31, June 30 and September 30, 2014, and (iii) 5.00% of the original principal amount of the Term A Facility after giving effect to the Borrowing of Term A Loans on the Restatement Effective Date, in the case of the payments payable on December 31, 2014 and thereafter; provided, that such amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05(a); provided, further, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

2.08 Interest. Interest shall accrue on the Loans, and each Borrower shall pay interest on its Loans, as follows: (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Peso Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Peso Rate for such Interest Period plus the Applicable Rate; (iii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrowers shall pay to MLPFS and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, Holdings or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by Holdings as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive for 90 days following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender to each Borrower shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note with respect to any Facility, which shall evidence such Lender’s Loans to such Borrower under such Facility in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Revolving Credit Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 12:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Revolving Credit Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans or Peso Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Designated Borrowers. (a) The Company may at any time, upon not less than ten Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Material Subsidiary of Holdings (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit F (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Credit Facility the Administrative Agent and the Revolving Credit Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Revolving Credit Lenders so require. If the Administrative Agent and each Revolving Credit Lender agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Revolving Credit Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(b) The Obligations of the Company and each Designated Borrower shall be several but not joint in nature.

(c) Each Subsidiary of Holdings that becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints Holdings as its agent for the giving and receipt of notices. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such termination of a Designated Borrower’s status.

2.15 Intentionally Omitted.

2.16 Release of Collateral Upon Change in Debt Rating. On or after any date (a “Ratings Increase Date”) on which the Debt Rating from S&P shall be BBB- or higher or the Debt Rating from Moody’s shall be Baa3 or higher, then, unless the Debt Rating from S&P is BB or lower or the Debt Rating from Moody’s is Ba2 or lower, upon the request of the Company or Holdings, the Administrative Agent shall promptly release all Liens securing the Collateral and, at the Borrowers’ expense, execute and deliver to each Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Collateral from the assignment and security interest granted under the Collateral Documents.

2.17 Cash Collateral. (a) Certain Credit Support Events.

(i) If (A) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (B) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (C) any Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (D) there shall exist a Defaulting Lender, each Borrower shall immediately (in the case of clause (C) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in respect of its respective Obligations in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (D) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(ii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 110% of the Letter of Credit Sublimit then in effect, then, within five Business Days after receipt of such notice, one or more Borrowers shall Cash Collateralize its or their L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral pursuant to this clause (ii), request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(b) Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all reasonable, documented and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 2.17(d) below), Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Revolving Credit Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the applicable Borrower shall have otherwise notified the Administrative Agent at such time, the applicable Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s Applicable Revolving Percentage of the Total Revolving Outstandings to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (plus any loss, cost or expense contemplated by Section 3.05 in the case of any such purchase of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan) or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

.TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower or the Administrative Agent shall be required by any applicable Laws, including the Code, to withhold or deduct any Taxes, including United States Federal backup withholding and withholding taxes, from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting or duplicating the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes attributable to (i) the Loans made to such Borrower or (ii) payments to the Lenders pursuant to the Loan Documents to the relevant Governmental Authority in accordance with applicable Laws, except regarding Luxembourg registration duties (droits d’enregistrement) for any Luxembourg Tax payable due to a registration, submission or filing by the Administrative Agent or a Lender of the Loan Documents where such registration, submission or filing is or was not made during the continuance of an Event of Default and required to maintain or preserve the rights of the Administrative Agent or the Lenders under the Loan Documents.

(c) Tax Indemnifications. (i) Without limiting or duplicating the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to any payment by or on account of any obligation of any Loan Party under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall contain calculations setting forth such payment or liability in reasonable detail and be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for such Borrower or the Administrative Agent) incurred by or asserted against such Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing, with respect to any Borrower that is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party and such other documentation as required under the Code,

(II) executed originals of Internal Revenue Service Form W-8ECI (or successor form),

(III) executed originals of Internal Revenue Service Form W-8IMY (or successor form) and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN (or successor form), or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender. In furtherance of the foregoing, each Lender agrees that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent of its legal inability to do so.

(iv) Each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its reasonable discretion, that it has received a refund or credit of any Taxes or Other Taxes (whether paid directly to the Lender or the Administrative Agent, as applicable, or applied to reduce another tax liability) as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency) or Peso Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate or the Peso Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or Peso Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans or Peso Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or Peso Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Peso Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein. For purposes of determining the Peso Rate, (i) in the event the TIIE Rate ceases to be quoted, is not known at the time on which the Peso Rate must be determined, or is otherwise not available at such time for any reason, then the “Peso Rate” shall be calculated using the CETES Rate as a substitute interest rate for the TIIE rate; and (ii) in the event each of the TIIE Rate and the CETES Rate ceases to be quoted, is not known at the time on which the Peso Rate must be determined, or is otherwise not available at such time for any reason, then the “Peso Rate” shall be calculated using the CCP Rate as a substitute interest rate for the TIIE Rate and the CETES Rate.

As used in this Section, the following terms shall have the meanings set forth below:

“CETES Rate” means, for any Interest Period with respect to a Peso Rate Loan, the rate equal to the Federal Treasury Certificates Rate for a twenty-eight day period, as published by Banco de Mexico in the Official Daily of the Federation on the most recent date prior to the Business Day on which such Interest Period is to commence.

“CCP Rate” means, for any Interest Period with respect to a Peso Rate Loan, the rate equal to the cost for capturing liabilities denominated in Pesos for a thirty-day period, as published by Banco de Mexico (as the representative rate of Mexican Multiple Banking Institutions) in the Official Daily of the Federation on the Business Day on which such Interest Period is to commence.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan or Peso Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 or any Excluded Tax);

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans or Peso Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans or Peso Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan or Peso Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall contain calculations setting forth such payment or liability in reasonable detail and be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency or Peso funds or deposits (currently known as “Eurocurrency liabilities” or “Peso liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan or Peso Loan (as applicable) equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans or Peso Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan or Peso Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

but excluding any loss of anticipated profits and including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan and each Peso Rate Loan made by it at the Peso Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension on Restatement Effective Date. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension on the Restatement Effective Date is subject to satisfaction of the conditions precedent set forth in the First Amendment.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Peso Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01, respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans or Peso Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Sections 5.12 and 5.18, each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized, incorporated or formed, (b) is validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction), (c) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (d) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c)(i) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries except for conflicts, breaches and payments that could not reasonably be expected to result in a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except for conflicts, breaches and payments that could not reasonably be expected to result in a Material Adverse Effect; (c) violate any Law except for violations that could not reasonably be expected to result in a Material Adverse Effect; or (d) result in the creation or imposition of any Lien, except Liens created under the Loan Documents.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect, (ii) filings necessary to perfect (or, in the case of equity interests of Foreign Subsidiaries, create or enforce) Liens created under the Loan Documents, (iii) notices, filings and the payment of appropriate stamp or other duties in connection with the enforcement of this Agreement and other Loan Documents against any Foreign Obligor in their jurisdiction of organization and (iv) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) the Foreign Obligor Enforceability Exceptions.

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated March 31, 2012, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Borrower and each of its respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real and personal property necessary or used in the ordinary conduct of its business and purported to be owned or leased by such Borrower or Subsidiary, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrowers and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Borrowers and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Loan Parties have filed all federal, state and other material tax returns and reports required to be filed, and have paid all taxes shown thereon as being due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) to the extent that non-payment thereof could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed on Schedule 5.11, there is no tax assessment proposed in writing against any Loan Party that would, if made, have a Material Adverse Effect. Neither any Borrower nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance. (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification, except, in each case, for such determination of disqualification or loss of qualification which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except, in each case, for such failure to contribute or application for waiver as could not reasonably expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that could reasonably be expected to result in a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests. The Borrowers have no Subsidiaries on the Restatement Effective Date, other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned, as of the Restatement Effective Date, by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except Permitted Liens. As of the Restatement Effective Date, the Borrowers have no equity investments in any other corporation or entity other than (1) those specifically disclosed in Part (b) of Schedule 5.13, and (2) equity investments having an aggregate value at any time of no more than $10,000,000.

5.14 Margin Regulations; Investment Company Act. (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) No Borrower, no Person Controlling any Borrower and no Subsidiary of any Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information (other than projected financial information, and other forward looking information and information of a general economic or industry specific nature), when taken as a whole with all other information, when furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contained any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided, further that, with respect to any financial statements not constituting projected financial information, Holdings only represents that such financial statements present fairly in all material respects the consolidated financial condition of the applicable Persons as of the dates indicated.

5.16 Compliance with Laws. Each Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company and each other Domestic Subsidiary party to a Loan Document as of the Restatement Effective Date, is set forth on Schedule 10.02. The true and correct unique identification number of each of Holdings, HIL and each other Foreign Obligor that has been issued by its jurisdiction of organization and the name of such jurisdiction, as of the Restatement Effective Date, are set forth on Schedule 5.17.

5.18 Representations as to Foreign Obligors. Each of Holdings and HIL represents and warrants to the Administrative Agent and the Lenders that:

(a) It is, and each other Person that is a Foreign Obligor as of the Restatement Effective Date is, to the extent the concept is applicable in the relevant jurisdiction, subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to each such party, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by it and by each other Person that is a Foreign Obligor as of the Restatement Effective Date of the Applicable Foreign Obligor Documents constitute and will constitute, to the extent the concept is applicable in the relevant jurisdiction, private and commercial acts and not public or governmental acts. None of Holdings or HIL or any other Person that is a Foreign Obligor as of the Restatement Effective Date nor any of their respective property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such party is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which Holdings, HIL and each other Person that is a Foreign Obligor as of the Restatement Effective Date are each incorporated or organized and existing for the enforcement thereof against such party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, or admissibility in evidence of the Applicable Foreign Obligor Documents, subject to the exceptions on the enforceability thereof described in Section 5.04 (including, without limitation, the Foreign Obligor Enforceability Exceptions) and any requirement under local law that the applicable Foreign Obligation Document, prior to admission into any relevant foreign court, be translated into any language required by such court. It is not necessary to ensure the legality, validity, enforceability, or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid, (iii) any stamp duty imposed by the Cayman Islands or other jurisdiction in the event that the Loan Documents are executed in, or thereafter brought to, the Cayman Islands or such other jurisdiction for enforcement or otherwise and (iv) in case of presentation of any Loan Documents, either directly or by way of reference to a Luxembourg court or autorité constituée, where such court or autorité constituée may require registration of all or part of the Loan Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, registration duties at a fixed rate of EUR 12 or at an ad valorem rate depending on the nature of the Loan Documents may become due and payable.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which Holdings, HIL or any other Person that is a Foreign Obligor as of the Restatement Effective Date is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such party pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by Holdings, HIL and each other Person that is a Foreign Obligor as of the Restatement Effective Date are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.19 Collateral Documents.

(a) The provisions of the Collateral Documents are effective under the laws of the State of New York to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties that are party to the Collateral Documents in the Collateral described therein.

(b) Upon the filing of Financing Statements and the delivery of the certificates representing the Pledged Equity, each as contemplated hereby or by the Collateral Documents the Liens created by the Collateral Documents will be perfected, to the extent such filings or the delivery of such certificates are effective to perfect such Liens.

5.20 Solvency. The Borrowers and their Subsidiaries, together on a consolidated basis, are Solvent.

5.21 USA PATRIOT Act. Each Loan Party is in compliance, in all material respects, with the Act.

5.22 OFAC. No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) Annual. As soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and shareholders’ equity for such fiscal year, and notes thereto, all prepared in a manner acceptable to the SEC and accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in shareholders’ equity of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal year in accordance with GAAP; and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year; and

(b) Quarterly. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in a manner acceptable to the SEC and accompanied by a certificate of a Responsible Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the date and for the periods specified in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Holdings;

(b) promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of such Borrower or any Subsidiary thereof, or any audit of any of them;

(c) at least once in any calendar year, and in any event within 60 days of the date the below referenced budget or strategic plan, as the case may be, is approved by the board of directors of Holdings, (i) an annual budget of Holdings and its Subsidiaries in form reasonably satisfactory to the Administrative Agent prepared by Holdings for each fiscal month of the fiscal year covered by such budget prepared in detail and (ii) a strategic plan prepared in summary form; and, in the case of the annual budget, such budget shall be prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budget is based, accompanied by the statement of a Responsible Officer of Holdings to the effect that the budget is a reasonable estimate for the period covered thereby (it being understood that actual results may vary significantly from any such projected or forecasted results);

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of public debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture or similar document governing such public debt securities and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which any Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on such Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) each Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the applicable Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings or the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default (and the Administrative Agent will notify each Lender upon its receipt of such notice);

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event; and

(d) of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary thereof, other than pursuant to or in connection with the implementation of or transition to International Financial Reporting Standards, including any determination by Holdings referred to in Section 2.10(b); and

(e) of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable all obligations and liabilities to the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party or (ii) the non-payment thereof could not reasonably be expected to result in a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any grace periods or subordination provisions contained in any instrument or agreement evidencing such Indebtedness, if the non-payment thereof could reasonably be expected to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, that, in any event, (i) each of the Company and HIL maintain its legal existing and good standing under the Laws of the jurisdiction in which such Borrower is organized as of the Restatement Effective Date and (ii) Holdings maintains its legal existing and good standing under the Laws of the jurisdiction in which Holdings is organized as of the Restatement Effective Date or any other jurisdiction so long as (x) the change to such jurisdiction would not have an adverse effect on the Lenders and (y) the change to such jurisdiction shall have been approved by the Administrative Agent (such approval not to be unreasonably withheld); (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or the foreign equivalent thereof) consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrowers or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and upon reasonable advance notice (no more frequently than twice during any fiscal year of Holdings and at the sole cost and expense of the Lenders unless a Default or Event of Default shall have occurred and be continuing); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of (a) the Term A Loans made on the Restatement Effective Date to repay Revolving Credit Loans outstanding on such date and to pay accrued interest and fees, costs and expenses incurred in connection with this Agreement and the Amendment (provided, that, to the extent the proceeds of the Term A Loans exceed the aggregate outstanding amount of the Revolving Credit Loans and such fees, costs and expenses, such proceeds shall be used for general corporate or other purposes) and (b) all other Credit Extensions for general corporate or other purposes, in each case not in contravention of any Law or of any Loan Document.

6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except to the extent where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13 Additional Guarantors; Additional Collateral.

(a) Subject to this Section 6.13 and except during a Ratings Increase Period or to the extent the Administrative Agent and the Borrowers mutually agree that any of the following is not commercially reasonable (taking into account the expense of obtaining the same, the ability of the Company or any Domestic Subsidiary thereof that is a Loan Party to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law), with respect to any assets acquired after the Restatement Effective Date by the Company or any Domestic Subsidiary thereof that is a Loan Party that are intended to be subject to the Lien created by any of the Collateral Documents but that are not so subject, and with respect to any assets held by the Company or any Domestic Subsidiary thereof that is a Loan Party on the Restatement Effective Date not made subject to a Lien created by any of the Collateral Documents but of a type intended to be subject to the Lien created by the applicable Collateral Documents (but, in any event, excluding any assets described in Section 6.13(b)), promptly (and in any event within 60 days after the acquisition thereof or upon the Administrative Agent’s request): (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such properties or assets, subject to no Liens other than Permitted Liens and (ii) file or cause to be filed financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and as necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable requirements of Law. The Company or any such Domestic Subsidiary that is a Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent shall require to confirm the validity of the Lien of Collateral Documents against such after-acquired properties or assets, and such assets held on the Restatement Effective Date not made subject to a Lien created by any of the Collateral Documents.

(b) To the extent the Administrative Agent and the Borrowers mutually agree that any of the following is commercially reasonable (taking into account the expense (including taxes) of obtaining the same, the ability of the Borrowers or the relevant Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law):

(i) with respect to any person that becomes, after the Restatement Effective Date, a Domestic Subsidiary Guarantor, promptly, and in any event no later than 60 days after each such person becomes a Domestic Subsidiary Guarantor, shall cause (A) such Domestic Subsidiary Guarantor to become a Guarantor by executing a joinder instrument to the Domestic Subsidiary Guaranty and, except during a Ratings Increase Period, a “Pledgor” under the Security Agreement by executing a joinder instrument thereto, each in form and substance reasonably satisfactory to the Administrative Agent and (B) except during a Ratings Increase Period, the holder of the Equity Interests of such Domestic Subsidiary Guarantor, and the Domestic Subsidiary Guarantor, to deliver to the Administrative Agent the certificates (if any) representing the Equity Interests of the Domestic Subsidiary Guarantor and any certificated Equity Interests constituting Collateral then held by the Domestic Subsidiary Guarantor (provided, that, in no event shall the any certificated Equity Interests be required to be pledged if such pledge is illegal under applicable law and no reasonable alternative structure can be devised having substantially the same effect as such pledge that would not be illegal under applicable law), together with undated stock powers executed and delivered in blank by a duly authorized officer of the relevant parent company, as the case may be; and

(ii) with respect to any person that becomes, after the Restatement Effective Date, a Foreign Subsidiary Guarantor, promptly, and in any event no later than 60 days after each such person becomes a Foreign Subsidiary Guarantor shall cause such Foreign Subsidiary Guarantor to become a Guarantor by executing (A) a joinder instrument to the Foreign Subsidiary Guaranty, in form and substance reasonably satisfactory to the Administrative Agent; and, in connection therewith, any such joinder instrument may contain such modifications to the Foreign Subsidiary Guaranty as the Administrative Agent (in consultation with the Borrowers) shall deem necessary or appropriate to take into account any legal restrictions of the jurisdiction in which such Foreign Subsidiary Guarantor is organized, provided such modifications do not expand the scope of debt guaranteed pursuant to the Foreign Subsidiary Guaranty.

(c) Notwithstanding anything to the contrary contained herein, 66% of the Equity Interests of any Foreign Subsidiary (and 100% of the Equity Interests of any Domesticated Foreign Subsidiary) (exclusive, however, of any Immaterial Subsidiary) shall be subject to a Lien or be required to be pledged under the applicable Loan Document (except to the extent the Administrative Agent and the Borrowers mutually agree that such Lien or pledge is not commercially reasonable (taking into account the expense, including taxes, of obtaining the same, the ability of the Company or such Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law)); and, in any event, no Loan Party shall be required to deliver any supplemental Loan Document to give effect to this clause (c) that is governed by any law other than the laws of the United States or any political subdivision of any thereof.

(d) At any time upon request of the Administrative Agent but except during a Ratings Increase Period, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements, intellectual property agreement supplements and other Collateral Documents; provided, that, notwithstanding any other provision of the Loan Documents, no Loan Party shall be required to (x) take any action to perfect the Liens created under the Security Agreement, other than the filing of appropriate UCC1 financing statements and the delivery of certificated securities (if any) evidencing the Equity Interests of a Subsidiary thereof, the equity securities of which comprise an item of the Collateral (subject however to the preceding clause (c) and any limitations under the Security Agreement) or (y) otherwise execute and deliver any instrument or agreement governed by the laws of any jurisdiction other than the United States or a political subdivision thereof.

6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

6.15 Ratings Decrease Following Release of Collateral. On or after any date (a “Ratings Decrease Date”) occurring after the release of any Liens pursuant to Section 2.16 and on which the Debt Rating from S&P shall be BB+ or lower and the Debt Rating from Moody’s shall be Ba1 or lower, the Company shall

(a) within 30 days after such Ratings Decrease Date, furnish to the Administrative Agent a duly completed Perfection Certificate duly executed and delivered by the Company and each Domestic Subsidiary Guarantor then in existence,

(b) within 60 days after such Ratings Decrease Date, the Company shall, and (to the extent the Administrative Agent and the Borrowers mutually agree that any of the following is commercially reasonable (taking into account the expense (including taxes) of obtaining the same, the ability of the Borrowers or the relevant Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law)) shall cause the Company and each Domestic Subsidiary Guarantor, to the extent it has not already done so, to duly execute and deliver to the Administrative Agent a Security Agreement and other instruments of the type specified in Section 4.01(a)(iii)),

(c) within 60 days after such Ratings Decrease Date, deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 4.01(a), all in form, content and scope reasonably satisfactory to the Administrative Agent, and

(d) within 60 days after such Ratings Decrease Date, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (b), (c) and (d) above.

The foregoing provisions of Section 6.15 to the contrary notwithstanding, no Loan Party that is (or proposed to be) a party to the Security Agreement shall be required to (x) take any action to perfect any Liens created under the Security Agreement, other than the filing of appropriate UCC1 financing statements and the delivery of certificated securities (if any) evidencing the Equity Interests of any Subsidiary thereof, the equity securities of which comprise an item of the Collateral (subject however to the limitations set forth herein and in the Security Agreement),or (y) otherwise execute and deliver any instrument or agreement governed by the laws of any jurisdiction other than the United States or a political subdivision thereof.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof, including Liens replacing such Liens (“Replacement Liens”); provided that, (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with the refinancing thereof and by an amount equal to any existing commitments unutilized thereunder; and (ii) such Liens do not encumber any property other than the property subject thereto on the Closing Date and (iii) any Lien securing Indebtedness in excess of (x) $5,000,000 individually, or (y) $20,000,000 in the aggregate (when taken together with all other Liens outstanding in reliance on this clause (b) that are not set forth on Schedule 7.01) shall only be permitted in reliance on this clause (b) to the extent that such Lien is listed on Schedule 7.01;

(c) Liens for Taxes, provided, that, in the case of Taxes of a Loan Party such Taxes are not yet due and payable or delinquent or constitute Liens for Taxes (including in respect of deposits made in respect of such Taxes) that are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(d) Liens in respect of property of a Loan Party or any Subsidiary thereof imposed by law that were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business;

(e) Liens (other than any Lien imposed by ERISA or Section 401(a)(29) or 412(n) or the Tax Code) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (including obligations imposed by the applicable laws of foreign jurisdictions and exclusive of obligations for the payment of borrowed money); or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that, with respect to clauses (i), (ii) and (iii) above such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(f) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) individually or in the aggregate materially interfering with the conduct of the business of Holdings or its Subsidiaries at such real property;

(g) Liens arising out of judgments or awards not resulting in an Event of Default (including notices of lis pendens and associated rights) and in respect of which judgments or awards the applicable Loan Party or other Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(h) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Borrower or any Subsidiary thereof in the ordinary course of business in accordance with the past practices of such Borrower or Subsidiary;

(j) bankers’ Liens, rights of set-off and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by a Borrower or any Subsidiary thereof, in each case granted (or otherwise arising) in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements (including any Cash Management Agreement), including those involving pooled accounts and netting arrangements; provided that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k) Liens on assets of a Person (and its Subsidiaries) existing at the time such Person or asset is acquired or merged with or into or consolidated with a Borrower or any of its Subsidiaries (and not created in anticipation or contemplation thereof), together with any Replacement Liens thereof; provided that, such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and, in respect of a Replacement Lien, such Liens do not encumber any property other than the property subject thereto on the date such Person or asset is acquired or merged with or into or consolidated with a Borrower or any of its Subsidiaries;

(l) licenses of intellectual property (i) granted by any Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary and (ii) between or among any Borrower and\or any Subsidiaries thereof;

(m) cash deposits required to secure obligations in respect of letters of credit and bank Guarantees (i) actually outstanding on the Restatement Effective Date and listed on Schedule 7.03, (ii) issued in respect of refinancings or renewals permitted under Section 7.03(b) or (iii) issued in the ordinary course of business in an aggregate amount not to exceed $150,000,000 at any time;

(n) restrictions on transfers of securities imposed by applicable securities laws;

(o) Liens in favor of the financial institutions providing cash pooling services to the Borrowers and/or their Subsidiaries; provided, that such Liens are granted solely in the bank accounts that are the subject of such pooling arrangements and the obligations secured thereby are limited to the obligations arising under the pooling arrangements, including, without limitation, for the fees and costs of the financial institutions providing such services;

(p) Liens securing Indebtedness permitted under Section 7.03(h) in an aggregate amount not to exceed $150,000,000 at any time;

(q) Liens on Collateral (for so long as such Collateral is subject to the Lien of the Collateral Documents) securing Indebtedness incurred pursuant to Section 7.03(j) in an aggregate amount not to exceed $150,000,000, so long as (i) such Indebtedness shall be secured on an equal and ratable basis with the Liens securing the Obligations pursuant to one or more intercreditor agreements reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness has a stated maturity date not earlier than the Maturity Date and (iii) the documentation governing such Indebtedness contains maintenance financial covenants no more restrictive than those contained in this Agreement;

(r) other Liens on Collateral (for so long as such Collateral is subject to the Lien of the Collateral Documents) securing Indebtedness incurred pursuant to Section 7.03(j) so long as (i) such Liens are expressly junior to the Liens securing the Obligations pursuant one or more intercreditor agreements reasonably satisfactory to the Administrative Agent and (ii) the Indebtedness secured thereby (x) is subordinated in right of payment to the prior payment in full of the Obligations pursuant to the intercreditor agreement or agreements referred to in clause (i) above, (y) has a stated maturity date after (and no scheduled amortization prior to) the date six months after the Maturity Date and (z) is governed by documentation containing terms and provisions no more restrictive than those contained in this Agreement and otherwise reasonably acceptable to the Administrative Agent;

(s) Liens on Indebtedness incurred pursuant to Section 7.03(g);

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(u) Any interest or title of a lessor, sublessor, licensor or sublicensor by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by Holdings or any Subsidiary as tenant, subtenant, licensee or sublicense in the ordinary course of business, including, without limitation, any assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(v) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers acceptances, provided, that such Liens attach only to the documents and goods covered thereby and the proceeds thereof;

(w) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x) Liens on (i) any cash earnest money deposits made by Holdings or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder and (ii) cash relating to escrows established for an adjustment in purchase price or liabilities or indemnities for Dispositions, to the extent the relevant Disposition is permitted hereby;

(y) Liens arising in connection with the filing of Uniform Commercial Code (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or the consignment of goods;

(z) Liens in favor of a trustee in an indenture relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee;

(aa) Liens securing cash collateral in an aggregate amount not to exceed $10,000,000 at any time granted to a financial counterparty to a Swap Contract that is not a Hedge Bank in connection with the incurrence of Indebtedness incurred pursuant to Section 7.03(e); and

(bb) Liens securing Indebtedness and other obligations in an amount not to exceed $25,000,000 at any one time outstanding.

7.02 Investments. Make any Investments, except:

(a) Investments held by a Borrower or any Subsidiary thereof in the form of cash equivalents or short-term marketable debt securities;

(b) Investments arising in connection with the purchase and sale of marketable securities to facilitate the repatriation of earnings by Foreign Subsidiaries and Investments arising in connection with the payment of intercompany and other obligations incurred in the ordinary course of business by Foreign Obligors;

(c) advances to officers, directors and employees of the Borrowers and their Subsidiaries, for travel, entertainment, relocation and analogous ordinary business purposes, in each case consistent with past practices;

(d) Investments of any Borrower in any other Borrower or in any Wholly-Owned Subsidiary and Investments of any Wholly-Owned Subsidiary in any Borrower or in another Wholly-Owned Subsidiary;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; Investments received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness or other obligations;

(f) Guarantees permitted by Section 7.03;

(g) Investments arising in connection with Swap Contracts permitted hereunder;

(h) Investments in respect of prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, performance and similar deposits provided to third parties in the ordinary course of business;

(i) Investments constituting non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(j) other Investments so long as (i) both before and immediately after giving pro forma effect to such Investment (x) no Default shall then exist and (y) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof and (ii) in the case of any purchase or other acquisition of capital stock or other equity securities of another Person or any purchase or other acquisition (in one transaction or a series of related transactions) of the assets of another Person that constitute a business unit or all or substantially all of the business of such Person, (x) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same (or reasonably related to) lines of business as one or more of the principal businesses of the Borrowers and their Subsidiaries in the ordinary course and (y) any such newly-created or acquired Wholly-Owned Subsidiary shall comply with the applicable requirements of Section 6.13.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to amortization, maturity date, collateral (if any) and subordination (if any) of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and (iii) any Indebtedness that is in excess of (x) $5,000,000 individually, or (y) $20,000,000 in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (b) that are not set forth on Schedule 7.03)) shall only be permitted in reliance on this clause (b) to the extent that such Lien is listed on Schedule 7.03;

(c) Indebtedness of any Borrower to any other Borrower or any Wholly-Owned Subsidiary and Indebtedness of any Wholly-Owned Subsidiary to any Borrower or other Wholly-Owned Subsidiary;

(d) Guarantees of any Borrower or any Subsidiary thereof in respect of Indebtedness otherwise permitted hereunder of a Borrower or any Wholly-Owned Subsidiary;

(e) obligations (contingent or otherwise) of any Borrower or any Subsidiary thereof existing or arising under any Swap Contract (together with any Guarantees thereof), provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f) Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $150,000,000, plus such additional amounts as are hereafter required in accordance with changes imposed by GAAP to be reflected as a Capital Lease Obligation;

(g) Indebtedness of Foreign Subsidiaries other than a Loan Party and incurred for working capital purposes;

(h) Indebtedness of a Borrower or any Subsidiary thereof incurred in respect of bank guarantees, letters of credit or similar instruments to support local regulatory, solvency, consumer requirements and tax disputes not to exceed $150,000,000 in the aggregate at any time outstanding;

(i) Cash Management Obligations and other Indebtedness in respect of netting services, cash pooling arrangements, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business, and any Guarantees thereof; and

(j) other Indebtedness so long as both before and immediately after giving pro forma effect to the incurrence of such Indebtedness (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof.

7.04 Fundamental Changes. Subject to Section 6.05(a)(ii), merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that except as set forth in clause (c) below, when any Guarantor is merging with another Subsidiary, the continuing or surviving Person shall be a Guarantor or shall become a Guarantor within the timeframe set forth in Section 6.13;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; provided that except as set forth in clause (c) below, if the transferor in such a transaction is a Guarantor, then the transferee must either be a Borrower or a Guarantor; and

(c) subject to Section 6.13, any Subsidiary may merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions, including pursuant to an insolvency or other proceeding intended to adjudicate or preserve the rights of creditors) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, in each case so long as both before and immediately after giving pro forma effect to such transaction or series of transactions (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof.

7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete or worn out or surplus property, or otherwise no longer used or useful, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by a Borrower or any Subsidiary to another Borrower or to a Wholly-Owned Subsidiary;

(e) Dispositions permitted by Section 7.04, or otherwise affected pursuant to an Investment pursuant to Section 7.02, and the granting of Liens permitted under Section 7.01;

(f) Dispositions of Subsidiaries, or their property, that are not Loan Parties so long as both before and immediately after giving pro forma effect to any such Disposition (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof; and

(g) Dispositions by the Borrowers and their Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $75,000,000.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments to the Loan Parties and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) Holdings and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of other common Equity Interests; and

(d) Holdings may (i) declare or pay cash dividends to its shareholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it so long as both before and immediately after giving pro forma effect to such transaction or series of related transactions (i) no Default shall then exist, (ii) the Consolidated Total Leverage Ratio as at the end of the fiscal quarter of Holdings most recently ended for which financial statements have been delivered pursuant to Section 6.01 shall not exceed 2.25 to 1.00 and (iii) the Loan Parties shall be in compliance with Section 7.11(a) as of the end of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 6.01.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto or any reasonable extension thereof.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as could reasonably be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transactions between and among the Borrowers and their Subsidiaries, (ii) Restricted Payments permitted by Section 7.06, (iii) Dispositions permitted by Section 7.05, (iv) Investments permitted by Section 7.02 and (v) customary compensation and indemnification may be paid to officers, directors, employees and distributors.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Borrower or any Subsidiary thereof to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor, (ii) of any Borrower or any Subsidiary thereof to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary thereof that is party to the Security Agreement to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) except as contemplated by Section 7.01(q) and (r), requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that this Section 7.09 shall not prohibit (I) any such limitation or requirement pursuant to the terms of Indebtedness (x) of Foreign Subsidiaries, (y) constituting high yield debt instruments and (z) outstanding under a credit agreement, loan agreement, indenture or other documentation containing terms and provisions not materially less favorable to the applicable obligor than the terms of this Agreement, in each case so long as such Indebtedness is permitted under Section 7.03 or (II) (a) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (b) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale, (c) agreements restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, in each case relating solely to the assets subject to such lease or license or assets relating solely to the such joint venture agreement, (d) contracts entered into in the ordinary course of business restricting the assignment of such contracts, and (e) any such limitations or requirements that are binding on a Person at the time such Person first became a Subsidiary of Holdings, so long as all such limitations and requirements were not entered into in contemplation of such Person becoming a Subsidiary of Holdings, together with any replacement agreement thereof so long as the terms thereof are not materially less favorable to such Subsidiary.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately,

(a) (i) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in any case in violation of Regulation T, U or X of the FRB or (ii) for any other purpose other than (x) for working capital and other lawful corporate purposes and (y) to repay obligations outstanding under the Existing Credit Agreement;

(b) knowingly in violation of the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (i) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the Act. Furthermore, none of the Borrowers or their Subsidiaries (x) shall become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (y) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative in any material respects of any such order; or

(c) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, knowingly in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

7.11 Financial Covenants.

(a) Consolidated Coverage Ratio. Permit the Consolidated Coverage Ratio as of the end of any fiscal quarter of Holdings to be less than 4.00 to 1.00.

(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of Holdings to be greater than 2.50 to 1.00.

7.12 Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) unless both before and immediately after giving pro forma effect to such expenditure (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01.

7.13 Accounting Changes. Make any material change in accounting policies or reporting practices, except as required or permitted by GAAP.

7.14 Sanctions. Permit any Loan or the proceeds of any Loan, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions; or (iii) in any other manner that will result in any violation by any Person (including any Lender, Arranger, Administrative Agent, L/C Issuer or Swing Line Lender) of any Sanctions.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (but solely with respect to the continued existence of each Borrower), or 6.11 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) actual knowledge by any Loan Party or (ii) receipt by Holdings of written notice thereof from the Administrative Agent or Lenders constituting Required Lenders; provided, however, that with respect to any default in the performance of the obligations under Section 5.09, such 30 day period shall be extended if Holdings or the relevant Subsidiary has commenced and continues diligently to pursue prudent and necessary response actions and otherwise complies with Section 5.09 and the applicable Environmental Laws; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made pursuant to Section 4.02 by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to have been delivered hereby or thereby shall be incorrect in any material respect when made, confirmed or deemed made pursuant to Section 4.02 (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); or

(e) Cross-Default. (i) Any Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders ) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, if such sale or transfer is permitted hereunder; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, (x) the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount and (y) such Swap Termination Value has not been paid or discharged within 15 days of the incurrence thereof; or

(f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, provisional liquidator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, provisional liquidator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days (or 90 calendar days in the case of any Loan Party that is a Foreign Subsidiary); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days (or 90 calendar days in the case of any Loan Party that is a Foreign Subsidiary), or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders then outstanding) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 30 consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or pursuant to satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control (other than as permitted by Section 6.05(a)(ii)); or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.13, 6.14 or 6.15 shall for any reason (other than pursuant to the terms thereof or the terms of Section 2.16) cease to create a valid and, except in the case of Collateral for which perfection cannot be accomplished by filing a Financing Statement or delivery of a stock certificate, perfected Lien (subject to Liens permitted by Section 7.01) on any Collateral purported to be covered thereby having a fair market value in excess of $5,000,000; or

(m) Subordination and Intercreditor Provisions. The subordination or intercreditor provisions referred to in Sections 7.01(q) and 7.01(r) (the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness in the principal amount in excess of the Threshold Amount for a period in excess of 30 calendar days; or (ii) any Loan Party shall, directly or indirectly, disavow or contest in writing (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable Indebtedness, or realized from the liquidation of property of the Persons the subject of the Intercreditor Provisions , shall be subject to any of the Intercreditor Provisions.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize their respective L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize their respective L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.13, 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, to Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;and any custodian, receiver, assignee, trustee, provisional liquidator, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is either sold or to be sold as part of or in connection with any sale, or otherwise transferred (pursuant to an Investment or otherwise), in either event pursuant to a transaction permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) in accordance with Section 2.16;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(h) or 7.01(k); and

(c) to release any Guarantor from its obligations under its Guaranty if (1) such Person ceases to be a Material Subsidiary as a result of a transaction permitted hereunder or (2) in the case of a Foreign Subsidiary that is a Guarantor hereunder, the Administrative Agent (after consultation with the Borrowers) determines that it would not be commercially reasonable for such Guarantor to remain a Guarantor (taking into account the expense (including taxes), the ability of Borrowers or such Guarantor to obtain any necessary approvals or consents required to be obtained under applicable law (but have not been previously obtained) in connection therewith, and the effectiveness and enforceability thereof under applicable law) or (3) the Guaranties provided by such Guarantor becomes illegal under applicable law and such Guarantor delivers to the Administrative Agent a legal opinion from its counsel to such effect, and no reasonable alternative structure can be devised having substantially the same effect as the issuance of a Guarantee that would not be illegal under applicable law.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender;

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(i) release any Borrower from any Guaranty or all or substantially all of the value of the Guaranties without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, and the stated maturity date of any Loan made by any Defaulting Lender may not be extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 10.13.

10.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 (provided that any notice delivered to the Company shall be deemed to have been delivered to each Borrower); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section, the Indemnitees, and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it under either Facility); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it under either Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) under a Facility or, if the relevant Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of Holdings (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Holdings shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrowers. No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, Defaulting Lender or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries)(each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it under either Facility); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Participant Register. Each Lender that sells a participation in a Loan, acting as an agent of the applicable Borrower solely for purposes of applicable United States federal income tax law and Treasury regulations promulgated thereunder, shall maintain a “book entry” register (as further described in the foregoing Treasury regulations) on which it records the name and address of the applicable Participant and the principal amounts of such Participant’s interest in the Loans and Commitments (each such register, a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the applicable Lender, Borrower and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as having “ownership of an interest” (as such term is defined the applicable Treasury regulations) in such Loans for all purposes of this Agreement, notwithstanding any notice to the contrary. Upon request by a Borrower, such Lender shall make the Participant Register available to the Borrower.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in connection with any pledge or assignment permitted under Section 10.07(g), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Borrowers, (h) to the extent such Information (x) was or becomes publicly available other than as a result of a breach of this Section by such Lender, (y) was or becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or (z) was independently developed by the Administrative Agent, such Lender or the L/C Issuer or (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder.

For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary thereof, as the case may be and (b) it has developed compliance procedures regarding the use of material non-public information.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender nor any Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Lender nor any Arranger has any obligation to disclose any of such interests to any Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

Schedule E-1—Excluded Domestic Subsidiaries and Excluded Foreign Subsidiaries

1.	Herbalife (China) Health Products Ltd.

2.	Herbalife Dominicana, S.A.

3.	Herbalife Del Ecuador, S.A.

4.	Herbalife Products Malaysia SDN BHD

5.	Herbalife International Products N.V.

6.	Herbalife Natural Products, LP

7.	Herbalife Asia Pacific Services Limited

8.	Herbalife NatSource (Hunan) Natural Products Co., Ltd.

9.	Herbalife International India Private Limited

10.	HIIP Investment Co., LLC

11.	Herbalife Internacional de Mexico, S.A. de C.V.

12.	Herbalife Mexicana, S.A. de C.V.

13.	Herbalife Products De Mexico, S.A. de C.V.

14.	Herbavida International de Mexico, S.A. de C.V.

15.	Servicios Integrales HIM, S.A. de C.V.

16.	HIL Swiss International GmbH

17.	HBL Products, SA

18.	PT Herbalife Indonesia

19.	Herbalife International Philippines, Inc.

20.	Vida Herbal Suplementos Alimenticios, C.A.

Schedule G-1—Initial Guarantors

1.	Herbalife International of America, Inc., a Nevada corporation.

2.	Herbalife International Communications, Inc., a California corporation.

3.	Herbalife International Do Brasil Ltda, a corporation dually organized in Brazil and Delaware.

4.	Herbalife Korea Co., Ltd., a corporation dually organized in the Republic of Korea and Delaware.

5.	Herbalife Taiwan, Inc., a California corporation.

6.	Herbalife International of Europe, Inc., a California corporation,

7.	WH Intermediate Holdings Ltd., a Cayman Islands exempted company with limited liability.

8.	WH Luxembourg Holdings S.à.R.L., a Luxembourg private limited liability company.

Schedule 1.01—Mandatory Cost Formulae

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a) in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b) in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A” is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B” is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C” is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D” is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d) “Sterling” and “£” mean the lawful currency of the United Kingdom.

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent or any Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and Borrowers, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

For avoidance of doubt, Sterling shall not be an Alternative Currency unless and until it shall have been approved as an Alternative Currency pursuant to Section 1.06 of the Agreement.

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Term A Commitment	Applicable Percentage	Revolving Credit Commitment	Applicable Percentage
Bank of America, N.A.	$102,000,000	20.4%	$120,000,000	17.142857143%

Coöperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$75,000,000	15.0%	$100,000,000	14.285714286%

HSBC Bank USA, National Association	$75,000,000	15.0%	$75,000,000	10.714285714%

JPMorgan Chase Bank, N.A.	$30,000,000	6.0%	$120,000,000	17.142857143%

Wells Fargo Bank, N.A.	$70,000,000	14.0%	$80,000,000	11.428571429%

Fifth Third Bank	$50,000,000	10.0%	$0	0.0%

KeyBank National Association	$0	0.0%	$75,000,000	10.714285714%

Union Bank N.A.	$0	0.0%	$45,000,000	6.428571429%

ING Bank N.V., Dublin Branch	$10,000,000	2.0%	$30,000,000	4.285714286%

Comerica Bank	$0	0.0%	$30,000,000	4.285714286%

Mizuho Corporate Bank, Ltd.	$30,000,000	6.0%	$0	0.0%

Associated Bank National Association	$0	0.0%	$25,000,000	3.571428571%

Standard Chartered Bank	$15,000,000	3.0%	$0	0.0%

Mega International Commercial Bank Co., Ltd. New York Branch	$13,000,000	2.6%	$0	0.0%

First Commercial Bank, Ltd., Los Angeles Branch	$10,000,000	2.0%	$0	0.0%

Land Bank of Taiwan Los Angeles Branch	$10,000,000	2.0%	$0	0.0%

Taiwan Business Bank Los Angeles Branch	$10,000,000	2.0%	$0	0.0%

Total	$500,000,000	100.0%	$700,000,000	100.0%

Schedule 5.03—Authorizations and Consents

Approval of the transactions contemplated by the Loan Documents by the Board of Directors (or analogous governing body) of each Loan Party, which have been obtained as of the Restatement Effective Date.

Schedule 5.06 – Litigation

1. Certain of the Company’s subsidiaries have been subject to tax audits by governmental authorities in their respective countries. In certain of these tax audits, governmental authorities are proposing that significant amounts of additional taxes and related interest and penalties are due. The Company and its tax advisors believe that there are substantial defenses to their allegations that additional taxes are owed, and the Company is vigorously contesting the additional proposed taxes and related charges. On May 7, 2010, the Company received an assessment from the Mexican Tax Administration Service in an amount equivalent to approximately $86 million, translated at the period ended spot rate, for various items, the majority of which was Value Added Tax, or VAT, allegedly owed on certain of the Company’s products imported into Mexico during the years 2005 and 2006. This assessment is subject to interest and inflationary adjustments. On July 8, 2010, the Company initiated a formal administrative appeal process. On May 13, 2011, the Mexican Tax Administration Service issued a resolution on the Company’s administrative appeal. The resolution nullified the assessment. Since the Mexican Tax Administration Service can further review the tax audit findings and re-issue some or all of the original assessment, the Company commenced litigation in the Tax Court of Mexico in August 2011 to dispute the assertions made by the Mexican Tax Administration Service in the case. The Mexican Tax Administration filed a response which was received by the Company in April 2012. The response challenged the assertions that the Company made in its August 2011 filing. The Mexican Tax Administration commenced audits of the Company’s Mexican subsidiaries for the period from January to September 2007 and the 2011 year. The tax audits are in the initial stages. Prior to the nullification of the assessment relating to the 2005 and 2006 years the Company entered into agreements with certain insurance companies to allow for the potential issuance of surety bonds in support of its appeal of the assessment. These arrangements with the insurance companies remain in place in the event that the assessment is re-issued. The Company has not recognized a loss as the Company, based on its analysis and guidance from its advisors, does not believe a loss would be probable if the assessment is re-issued or if any additional assessment is issued. Further, the Company is currently unable to reasonably estimate a possible loss or range of loss that could result from an unfavorable outcome if the assessment was re-issued or any additional assessments were to be issued for these or other periods. The Company believes that it has meritorious defenses if the assessment is re-issued or would have meritorious defenses if any additional assessment is issued.

2. The Company received an assessment from the Spanish Tax Authority in an amount equivalent to approximately $4.0 million translated at the period ended spot rate, for withholding taxes, interest and penalties related to payments to Spanish distributors for the 2003-2004 period. The Company appealed the assessment to the National Appellate Court (Audiencia Nacional). Based on the ruling of the National Appellate Court, substantially all of the assessment will be nullified, but the Company will begin withholding taxes on payments to Spanish distributors for the 2012 year. If the Spanish Tax Authority raises the same issue in later years, the Company believes that it has meritorious defenses. The Company has not recognized a loss as the Company does not believe a loss is probable. The Company is currently unable to reasonably estimate a possible loss or range of loss that could result from an unfavorable outcome if additional assessments for other periods were to be issued.

3. The Company received a tax assessment in September 2009, from the Federal Revenue Office of Brazil in an amount equivalent to approximately $4.2 million U.S. dollars translated at the period ended spot rate, related to withholding/contributions based on payments to the Company’s distributors during 2004. The Company has appealed this tax assessment to the Administrative Council of Tax Appeals (2nd level administrative appeal) as it believes it has meritorious defenses and it has not recognized a loss as the Company does not believe a loss is probable. The Company is currently unable to reasonably estimate the amount of the loss that may result from an unfavorable outcome if additional assessments for other periods were to be issued.

4. The Company received an order from a Rome Labor Court on March 1, 2012 to pay an amount equivalent to approximately $6.8 million U.S. dollars translated at the period ended spot rate, for social contributions, interest and penalties related to payments to Italian distributors from 2002 through 2005. The Company has filed a writ with the Rome Labor Court appealing the order and the government filed a response brief. At a hearing on July 12, 2012, the government announced its intention to withdraw the assessment and the order to pay the assessment. A hearing on this matter is scheduled for October 23, 2012.

These matters may take several years to resolve. While the Company believes it has meritorious defenses, it cannot be sure of their ultimate resolution. Although the Company has reserved amounts for certain matters that the Company believes represent the most likely outcome of the resolution of these related disputes, if the Company is incorrect in the assessment, the Company may have to record additional expenses, when it becomes probable that an increased potential liability is warranted.

Schedule 5.11 – Taxes

See Schedule 5.06.

Schedule 5.13 – Subsidiaries; Other Equity Investments

(a) Subsidiaries

Subsidiary	Percentage Owned	Immaterial Subsidiary (Y/N)
WH Intermediate Holdings Ltd.	100% - Herbalife Ltd.	N
HBL Ltd.	100% - WH Intermediate Holdings Ltd	Y
WH Luxembourg Holdings S.à R.L.	100% - HBL Luxembourg Holdings S.à R.L.	N
HLF Luxembourg Holdings S.à R.L.	100% - WH Luxembourg Holdings S.à R.L.	Y
WH Capital Corporation	100% - HLF Luxembourg Holdings S.à R.L.	Y
WH Luxembourg Intermediate Holdings S.à R.L.	100% WH Capital Corporation	Y
HV Holdings Ltd.	100% - WH Intermediate Holdings Ltd	Y
Herbalife International, Inc. (see below)	100% - WH Luxembourg Intermediate Holdings S.à R.L.	N
Herbalife International Luxembourg S.à R.L. (see below)	100% - WH Luxembourg Holdings S.à R.L.	N
Herbalife Australasia Pty., Ltd.	100% - Herbalife International, Inc.	Y
Herbalife China, LLC	100% - Herbalife International, Inc.	Y
Herbalife del Ecuador, S.A.	99.99% - Herbalife International, Inc. .01% - Herbalife International of America, Inc.	Y
Herbalife Denmark ApS	100% - Herbalife International, Inc.	Y
Herbalife Dominicana, S.A.

61% -Herbalife International of America, Inc.

34% - Herbalife International, Inc.

1% - Herbalife International Distribution, Inc.

1% - Herbalife International Communication, Inc.

1% - Herbalife International South Africa, Inc.

1% - Herbalife International of Europe, Inc.

1% - Herbalife Taiwan. All represented by a special attorney

Y
Herbalife Europe Limited	100% - Herbalife (UK) Limited	Y
Herbalife Foreign Sales Corporation (Barbados)	100% - Herbalife International, Inc.	Y
Herbalife Internacional de Mexico, S.A. de C.V.	99.98% - Herbalife International, Inc. by Luis Emilio Lujan Sauri 0.02% - Herbalife International of America, Inc. by Jose Antonio Cervantes Acosta	N
Herbalife International Argentina, S.A.	90% - Herbalife International, Inc. 10% - Herbalife International of America, Inc.	Y
Herbalife International Belgium, S.A.	99% -Herbalife International, Inc. by Brett R. Chapman 1% - Herbalife International of America, Inc. by Richard Goudis	Y
Herbalife International Communications, Inc.	100% - Herbalife International, Inc.	N
Herbalife International of Europe, Inc.	100% - Herbalife International, Inc.	N

Herbalife International del Colombia	100% - Herbalife International, Inc.	Y
Herbalife International del Ecuador	100% - Herbalife International, Inc.	Y
Herbalife International Deutschland GmbH	100% - Herbalife International, Inc.	Y
Herbalife International Distribution, Inc.	100% - Herbalife International, Inc.	Y
Herbalife International Do Brasil Ltda	99.99% - Herbalife International, Inc. (Managing Partner) by Richard P. Goudis <0.01 - Herbalife International of America, Inc. by Brett R. Chapman	N
Herbalife International España, S.A.	99.82% - Herbalife International, Inc. 0.09% - Herbalife International of America, Inc. 0.09% - Herbalife (U.K.) Limited	Y
Herbalife International Finland OY	100% - Herbalife International, Inc.	Y
Herbalife International France, S.A.

99.99% - Herbalife International, Inc.

<0.01% - Herbalife International of America, Inc.,

<0.01% - Herbalife (U.K.) Limited

<0.01% - Herbalife International España, Inc.

<0.01% - Herbalife (NZ) Limited

<0.01% - Herbalife Australasia Pty. Ltd.

<0.01% - David Wynne Roberts

Y
Herbalife International Greece S.A.	100% - Herbalife International, Inc.	Y
Herbalife International India Private Limited	24% - HIIP Investment Co., LLC 76% - Herbalife International, Inc.	Y
Herbalife International (Netherlands) B.V.	100% - Herbalife International, Inc.	Y
Herbalife International of America, Inc.	100% - Herbalife International, Inc.	N
Herbalife International of Hong Kong Limited.	99% - Herbalife International, Inc. by Richard P. Goudis 1% - Herbalife International of America, Inc. by Brett R. Chapman	Y
Herbalife International of Israel (1990) Ltd.	99% - Herbalife International, Inc. 1% - Herbalife International of America, Inc.	Y
Herbalife International Philippines, Inc.	99.99% - Herbalife International, Inc. <0.01% - Robert Levy <0.01% - Gary Huang <0.01% - Abelardo Tolentino <0.01% - Harvey Ringler <0.01% - Richard Goudis	Y
Herbalife International Products N.V.	100% - Herbalife International, Inc.	Y
Herbalife International Russia 1995 Ltd.	99% - Herbalife International, Inc. 1% - Herbalife International of America, Inc.	Y
Herbalife International South Africa, Ltd.	100% - Herbalife International, Inc.	Y
Herbalife International (Thailand), Ltd.	100% - Herbalife International, Inc.	Y
Herbalife International Urunleri Ticaret Limited (Turkey)	50% - Herbalife International, Inc. 50% - Herbalife International of America, Inc.	Y
Herbalife International, S.A.

99.99% - Herbalife International, Inc.

<0.01% - Herbalife International of America, Inc.

<0.01% - Herbalife (UK) Limited

<0.01% - Herbalife International España, S.A.

<0.01% - Herbalife International France, S.A.

Y
Herbalife Italia, S.p.A.	95% - Herbalife International, Inc. 5% - Herbalife International of America, Inc.	Y
Herbalife Korea Co., Ltd.	100% - Herbalife International, Inc.	N

Herbalife Manufacturing LLC	100% - Herbalife International, Inc.	Y
Herbalife Norway Products AS	100% - Herbalife International, Inc.	Y
Herbalife (NZ) Limited	100% - Herbalife International, Inc.	Y
Herbalife of Canada Ltd.	100% - Herbalife International, Inc.	Y
Herbalife of Japan K.K.	100% - Herbalife International, Inc.	Y
Herbalife Polska Sp. Z. o. o.	100% - Herbalife International, Inc.	Y
HBL Products , S.A.	50% - Herbalife International, Inc. 50% - Herbalife International of America, Inc.	Y
Herbalife Products de Mexico, S.A. de C.V.	99% - Herbalife International, Inc. by Luis Emilio Lujan Sauri 1% - Herbalife International of America, Inc. by Jose Antonio Cervantes Acosta	Y
Herbalife Sweden Akiebolag	100% - Herbalife International, Inc.	Y
Herbalife Taiwan, Inc.	100% - Herbalife International, Inc.	N
Herbalife (UK) Limited	100% - Herbalife International, Inc.	Y
HIIP Investment Co., LLC	100% - Herbalife International, Inc.	Y
Importadora y Distribuidora Herbalife International de Chile, Limitada	99.99% - Herbalife International, Inc. 0.01% - Herbalife International of America, Inc.	Y
Promotions One, Inc.	100% - Herbalife International, Inc.	Y
PT Herbalife Indonesia	0.18% - Alpiter Steven Silaen 99.82% - PT Dian Gatra Mokmur	Y
Servicios Integrales HIM, S.A. de C.V.	99% - Herbalife International, Inc. 1% - Herbalife International of America, Inc.	Y
Vida Herbal Supplementos Alimenticio, C.A., LLC	<0.01% - Herbalife International, Inc. 99.99% - Netherlands VidaHerbal Cooperatief	Y
VidaHerbal Dutch LLC	100% - Herbalife International, Inc.	Y
HLF Intl of India Investment Co.	100% - Herbalife International, Inc.	Y
Netherlands VidaHerbal Cooperatief UA	99% - Herbalife International, Inc. 1% - VidaHerbal Dutch LLC.	Y
Herbalife Mexicana, S.A. de C.V.	99.98% - Herbalife International, Inc. 0.02% - Herbalife International of America, Inc.	Y
Herbalife Africa S.à R.L.	100% - Herbalife International Luxembourg S.à R.L.	Y
Herbalife Asia Pacific Services Ltd.	100% - Herbalife Natural Products LP	Y
Herbalife Central America LLC	100% - Herbalife International Luxembourg S.à R.L.	Y
Herbalife (China) Health Products Ltd.	100% - Herbalife International Luxembourg, S.à R.L.	N
Herbalife d.o.o. (Croatia)	100% - Herbalife International Luxembourg, S.à R.L.	Y
Herbalife Distribution Ltd.	100% - Herbalife International Luxembourg S.à R.L.	Y
Herbalife Hungary Trading, Limited (Herbalife Magyarorszag Kereskedelmi Kft.)	97.6% -Herbalife International Luxembourg S.à R.L. 2.4% - WH Luxembourg Holdings S.à R.L.	Y
Herbalife International Costa Rica, Sociedad de Responsibilidad Limitada	100% - Herbalife International Luxembourg, S.à R.L.	Y
Limited Liability Company Herbalife International RS	99% - Herbalife International Luxembourg S.à R.L. 1% - WH Luxembourg Holdings S.à R.L.	Y
Herbalife International Singapore Pte. Ltd.	100% - Herbalife International Luxembourg, S.à R.L.	Y
Herbalife Luxembourg Distribution S.à R.L.	100% - Herbalife International Luxembourg S.à R.L.	Y
Herbalife Natural Products LP

89.9% (Limited Partnership Interest) - Herbalife International Luxembourg S.à R.L.

0.1% (General Partnership Interest) - HLF Luxembourg Distribution S.à R.L.

10% (Limited Partnership Interest) - Qun Yi (S Corp)

Y

Subsidiary	Percentage Owned	Immaterial Subsidiary (Y/N)
Herbalife NatSource (Hunan) Natural Products Co., Ltd.	100% - Herbalife Asia Pacific Services Limited	Y
Herbalife Paraguay S.R.L.	99.99% - Herbalife International Luxembourg, S.à R.L. <0.01% - WH Luxembourg Holdings, S.à R.L.	Y
Herbalife Peru S.R.L.	99% - Herbalife International Luxembourg, S.à R.L. 1% - WH Luxembourg Holdings, S.à R.L.	Y
Herbalife Products Malaysia SDN, BHD	70% - Herbalife International Luxembourg S.à R.L. 15% - Noraliza Ayub 15% - Mohd Dehalan Ahmad	Y
Herbalife RO SRL	99% - Herbalife International Luxembourg S.Á R.L. 1% - HLF Luxembourg Distribution S.à R.L..	Y
Herbalife Ukraine LLC	99% - Herbalife International Luxembourg S.à R.L. 1% - HLF Luxembourg Distribution S.à R.L..	Y
Herbalife Uruguay S.R.L.	99% - Herbalife International Luxembourg S.à R.L. 1% - HLF Luxembourg Distribution S.à R.L.	Y
Herbalife Vietnam SMLLC	100% - Herbalife International Luxembourg, S.à R.L.	Y
HIL Swiss International GmbH	95% - Herbalife International Luxembourg S.à R.L. 5% - Robert A. Landolt	Y
HLF Colombia Ltda.	50% - Herbalife Luxembourg Distribution, S.à R.L. 50% - HLF Luxembourg Distribution, S.à R.L.	Y
HLF Luxembourg Distribution S.à R.L.	100% - Herbalife International Luxembourg S.à R.L.	Y
HBL Luxembourg Holdings S.à R.L.	100% - WH Intermediate Holdings Ltd	Y
Herbalife Bulgaria EOOD	100% - Herbalife International Luxembourg, S.à R.L.	Y
WHBL Luxembourg S.à R.L.	100% -WH Luxembourg Holdings S.à R.L.	Y

(b) Other Equity Interests

None.

Schedule 5.17 – Identification Numbers for Foreign Obligors

Foreign Obligor	Jurisdiction	Organizational ID
Herbalife Ltd.	Cayman Islands	CR-116838
Herbalife International Luxembourg S.à.R.L	Luxembourg	B 88006
WH Intermediate Holdings Ltd.	Cayman Islands	CR-117890
WH Luxembourg Holdings S.à.R.L.	Luxembourg	B 88007

Schedule 7.01 – Existing Liens

US Liens

Collateral Description

E(C) = Equipment (all items sold, leased or financed under specific contract)

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAl DESCRIPTION
Herbalife International of America, Inc.	NV SOS	General Electric Capital Corporation 3031 North Rocky Pint Drive West, Suite 400 Tampa, FL 33607	Initial 2006016613-1 05/24/06	E(C)

Continuation 2011006109-1 03/11/11

Herbalife International of America, Inc.	NV SOS	General Electric Capital Corporation 3031 North Rocky Pint Drive West, Suite 400 Tampa, FL 33607	Initial 2006041567-3 12/19/06	E(C)

			Amendment 2008000071-7 01/02/08	E(C)

		General Electric Capital Corporation PO Box 35713 Billings, MT 59107-5713	Amendment 2011027845-6 10/18/11

Continuation 2011027846-8 10/18/11

Herbalife International of America, Inc.	NV SOS	General Electric Capital Corporation 3031 North Rocky Pint Drive West, Suite 400 Tampa, FL 33607	Initial 2007012552-9 04/20/07	E(C)

Amendment 2007042203-6 12/26/07

Continuation 2012001882-6 01/23/12

		General Electric Capital Corporation PO Box 35713 Billings, MT 59107-5713	Amendment 2012001883-8 01/23/12

DEBTOR(S)	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAl DESCRIPTION
Herbalife International of America, Inc.	NV SOS	General Electric Capital Corporation 3031 North Rocky Pint Drive West, Suite 400 Tampa, FL 33607	Initial 2007031156-2 09/21/07	E(C)

Amendment 2008033677-0 11/03/08

		General Electric Capital Corporation PO Box 35713 Billings, MT 59107 -5713	Amendment 2012007744-0 03/20/12

Continuation 2012007764-2 03/21/12

Herbalife International of America, Inc.	NV SOS	General Electric Capital Corporation 3031 North Rocky Pint Drive West, Suite 400 Tampa, FL 33607	Initial 2007039017-6 11/26/07	E(C)

Herbalife International of America, Inc.	NV SOS	General Electric Capital Corporation 3031 North Rocky Pint Drive West, Suite 400 Tampa, FL 33607	Initial 2007042616-1 12/28/07	E(C)

Herbalife International of America, Inc.	NV SOS	Bank of The West 201 N. Civic Dr., Suite 360B Walnut Creek, CA 94596	Initial 2008001572-0 01/15/08	E(C)

Amendment 2009028984-6 12/02/09

Herbalife International of America, Inc.	NV SOS	Xerox Corporation 1301 Ridgeview Bldg 300 Lewisville, TX 75057	Initial 2009016342-2 07/01/09	E(S)

Herbalife International of America, Inc.	NV SOS	Banc of America Leasing & Capital, LLC 2059 Northlake Parkway, 3 North Tucker, GA 30084	Initial 2009028989-6 12/02/09	E(C)

Herbalife International of America, Inc.	NV SOS	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ 13-3 San Jose, CA 95134	Initial 2010030654-1 12/07/10	E(C)

Foreign Liens:

1.	Herbalife Australasia Pty Ltd office lease. Cash collateral for Bank Guarantee Facility with National Australia Bank Limited for A$339,125.

2.	Herbalife Korea Co., Ltd. DSMAC guarantees. Cash collateral for bank guarantees with Kookmin and Shinhan Bank totaling KRW 10,800,000,000.

3.	Herbalife Vietnam SMLLC direct selling license. Escrow Deposit based on Government decree 110/2005/ND totaling VND 1,000,000,000.

4.	Herbalife (China) Health Products Ltd direct selling license. Escrow deposit totaling $2,500,000 (year 2005 exchange rate of 8). (RMB amount is: 20,000,000) with new exchange rate (6.4) USD is $3,125,000.

5.	Herbalife of Japan K.K. customs duty guarantee to expedite clearing customs for JPY 20,000,000.

6.	Herbalife International Do Brasil Ltda cash collateral of R$278,757.07 with court as guarantee for pending lawsuit; and pledge of inventory totaling R$190,883.81 with government authorities as guarantee for pending tax litigation.

7.	Herbalife International Argentina, S.A. office lease deposit of AR$181,753.

8.	Herbalife Norway Products AS office lease deposit of NOK 370,700.

9.	Herbalife (UK) Ltd cash collateral of ISK 8,567,246 as guarantee for Iceland customs.

10.	Herbalife International Finland O.Y. bank guarantee of 2,500 EUR with Nordea Bank for Finnish customs.

11.	Herbalife International (Netherlands) B.V. office lease deposit for €65,000.

12.	Herbalife International España, S.A. office, warehouse and QRC lease deposit for €198,848; Post office service, €5,000; Cars €552.

13.	Herbalife Peru S.R.L. office and warehouse lease deposits totaling $85,149.

14.	Herbalife International Deutschland GmbH office lease deposit for €200,000.

15.	Herbalife Uruguay S.R.L. office least deposit for $85,000 USD with Hipotecario Bank.

Schedule 7.03 – Existing Indebtedness

Capital Leases:

As of March 31, 2012:             $1.21 million

Detail:

Lessee	Lessor	Items Leased	Outstanding
Herbalife International of America, Inc. (in USD)	GE Capital	office furniture	566,698
	Banc of America	office furniture	323,648
	Cisco	routers & equipment	59,618
	HP	equipment	1,233

			951,197

Herbalife Manufacturing LLC (in USD)	Tennant Company	power scrubbers	4,352

			4,352

Herbalife Polska (in PLN)	Volvo	car	87,134
	Lexus	car	154,086

			241,220

Total			1,212,414

Other Indebtedness:

Korea:	Outstanding guarantees with Massachusetts & Colorado (Direct Sales Mutual Aid Coop)
Amounts: KRW 2,200,000,000
Details: Bank guarantees on behalf of Herbalife Korea for payments of returned goods and related cost paid by Massachusetts & Colorado. to end users.

Spain:	Outstanding letter of credit in favor of the Spanish tax authority
Amounts: Euro 2,564,000
Details: Guarantee in favor of the Spanish tax authority for ongoing litigation over a 2003-2004 tax assessment.

Luxembourg:	HLF Luxembourg Holdings S.à R.L. bank guarantee for Dutch Post for €150,000.

Italy:	Herbalife Italia S.p.A for:

•        € 547,472 for Italian Tax Authority

•        € 150,000 for Italian Swimming Federation’s

•        € 32,000 for L’Aquila University

•        € 132,000 for New office

•        € 27,190 for Italian Promotion

•        € 134,560 for Rome Office

India:	Herbalife International India Private Limited for INR 16,256,797 for Commercial Tax Authority

Norway:	Herbalife Norway Products AVS for NOK 1,600,000.00 for Customs

Schedule 10.02 – Administrative Agent’s Office; Certain Addresses for Notices

SEC Website for Posting of Financial Statements and Other Filings:

http://www.sec.gov/edgar/

Addresses:

COMPANY and OTHER BORROWERS:

Richard Caloca

Vice President, Treasurer

HERBALIFE LTD.

990 West 190th Street

Torrance, CA 90502

Phone: 310.851.2300

Fax: 310.767.3328

Email: richardc@herbalife.com

U.S. Taxpayer ID # of Company and Domestic Guarantors:

Entity	Taxpayer Id#
Herbalife International, Inc., a Nevada corporation	22-2695420
Herbalife International of America, Inc., a Nevada corporation	95-3954565
Herbalife International Communications, Inc., a California corporation	95-4520868
Herbalife International Do Brasil Ltda, a corporation dually organized in Brazil and Delaware	52-1951822
Herbalife Korea Co., Ltd., a corporation dually organized in the Republic of Korea and Delaware	98-0165848
Herbalife Taiwan, Inc., a California corporation	95-4534645

ADMINISTRATIVE AGENT:

Administrative Agent & Swingline Lender Office:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Karen Puente

Bank of America

Mail Code: TX1-492-14-12

BANK OF AMERICA PLAZA

901 MAIN ST

DALLAS TX 75202-3714

Phone: 1.214.209.4108

Fax: 1.214.290.8378

Email: karen.r.puente@baml.com

Remittance Instructions:

Bank of America, N.A.

ABA # 026009593

New York, NY

Account # 1292000883

Attn: Corporate Credit Services

Ref: Herbalife International, Inc.

LC Issuer’s Office:

(For fee payments due LC Issuer only and new LC requests and amendments):

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Mary J. Cooper

Telephone: 570.330.4235

Telecopier: 570.330.4186

Electronic Mail: mary.j.cooper@baml.com

Remittance Instructions:

Bank of America, N.A., Scranton, PA

ABA #: 026-009-593 New York, NY

Account #: 04535-883980

Attn: Scranton Standby

Ref: Herbalife International Inc & LC #

Other Notices as Administrative Agent:

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc)

Bank of America Plaza

Mail Code: NC1-002-15-36

101 S Tryon St, 15th Fl

Charlotte NC 28255-0001

Attention: Darleen R Parmelee

Telephone: 980.388.5001

Telecopier: 704.409.0645

Electronic Mail: darleen.r.parmelee@baml.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.á.r.l., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

[The Company][Holdings][HIL] hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):

A Borrowing of Committed Loans                 A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of [Insert Type of Loan] that are [Revolving Credit Loans] [ Term A Loans].

4.	In the following currency:

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

6.	[On behalf of [insert name of applicable Designated Borrower].]

A-1

Form of Committed Loan Notice

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

[HERBALIFE INTERNATIONAL, INC.] [HERBALIFE LTD.] [HERBALIFE INTERNATIONAL LUXEMBOURG S.Á.R.L.]

By:
Name:
Title:

A-2

Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.á.r.l., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

HERBALIFE INTERNATIONAL, INC.

By:
Name:
Title:

B-1

Form of Swing Line Loan Notice

EXHIBIT C

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned ([the “Company”][“Holdings”][“HIL”]) hereby promises to pay to             or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to [the Company][Holdings][HIL] under that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

[The Company][Holdings][HIL] promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Credit Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto.

[The Company][Holdings][HIL], for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[HERBALIFE INTERNATIONAL, INC.]
[HERBALIFE LTD.]
[HERBALIFE INTERNATIONAL LUXEMBOURG S.Á.R.L.]

OR

[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:

Form of Note

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

FORM OF TERM A NOTE

FOR VALUE RECEIVED, the undersigned (“Holdings”) hereby promises to pay to             or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term A Loan made by the Lender to Holdings under that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Holdings promises to pay interest on the unpaid principal amount of the Term A Loan made by the Lender from the date of such Term A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars and in Same Day Funds at the Administrative Agent’s Office for Dollars. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term A Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Term A Loan and payments with respect thereto.

Holdings, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

HERBALIFE LTD.

By:
Name:
Title:

Form of Note

TERM A LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.á.r.l., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the             1 of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Holdings, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Holdings has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings ended as of the above date, together with the opinion of an independent certified public accountant and a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, each as required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Holdings has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings during the accounting period covered by such financial statements.

[1]	Chief executive officer, chief financial officer, treasurer or controller.

Form of Compliance Certificate

3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, as of the date of the enclosed financial statements, no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, as of the date of the enclosed financial statements the Company is not in compliance with certain covenants or conditions and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,             .

HERBALIFE LTD.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended             (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I. Section 7.11 (a) – Consolidated Coverage Ratio.

A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Expense for Subject Period:	$

3. Provision for income taxes for Subject Period:	$

4. Depreciation for Subject Period:	$

5. Amortization expenses for Subject Period (including amortization of deferred fees and the accretion of original issue discount):	$

6. All other noncash items subtracted in determining Consolidated Net Income (including any noncash charges and noncash equity based compensation expenses related to any grant of stock, stock options or other equity-based awards (including, without limitation, restricted stock units or stock appreciation rights) of Holdings or any of its Subsidiaries recorded under GAAP, noncash charges related to warrants or other derivative instruments classified as equity instruments that will result in equity settlements and not cash settlements, and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for Subject period:

$

7. Nonrecurring expenses and charges for Subject Period:	$

Form of Compliance Certificate

8. Fees and expenses incurred in connection with the incurrence, prepayment, amendment, or refinancing of Indebtedness (including in connection with (i) the negotiation and documentation of the Agreement and the other Loan Documents and any amendments or waivers thereof and (ii) the on-going compliance with the Agreement and the other Loan Documents) for Subject Period:

$

9. aggregate amount of all noncash items, determined on a consolidated basis for Subject Period, to the extent such items were added in determining Consolidated Net Income:	$

10. Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9):	$

B. Consolidated Interest Expense for Subject Period:	$

C. Aggregate amount of scheduled payments of principal made by Holdings and its Subsidiaries during Subject Period:	$

D. Consolidated Interest Coverage Ratio (Line I.A.10 ÷ (Line I.B + Line I.C):		to 1

Minimum required: 4.00 to 1

II. Section 7.11 (b) – Consolidated Total Leverage Ratio.

A. Consolidated Indebtedness of Holdings at Statement Date:	$

B. Consolidated EBITDA for Subject Period (Line I.A.10 above):	$

C. Consolidated Leverage Ratio (Line III.A ÷ Line III.B):		to 1

Maximum permitted: 2.50 to 1

Form of Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount[s] and percentage interest[s] identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] with respect to its Commitment and the Loans outstanding under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[2]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-1-1

Form of Assignment and Acceptance

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Herbalife International, Inc., Herbalife Ltd. And Herbalife International Luxembourg S.á.r.l.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of July 26, 2012, among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s] [6]	Assignee[s] [7]	Facility Assigned	Aggregate Amount of Commitment for all Lenders[8]	Amount of Commitment Assigned	Percentage Assigned of Commitment[9]		CUSIP Number
			$	$		%

			$	$		%

			$	$		%

7.	[Trade Date: ][10]

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-2

Form of Assignment and Acceptance

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and]11 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:

BANK OF AMERICA, N.A., as L/C Issuer and as Swing Line Lender

By:
Title:][12]

[11]	To be added only if the consent of the Administrative Agent is required by Section 10.06(b)(iii) of the Credit Agreement.
[12]	To be included only for assignments under the Revolving Credit Facility.

E-1-3

Form of Assignment and Acceptance

[Consented to: 13

HERBALIFE LTD.,

as Holdings

By:
Title:

HERBALIFE INTERNATIONAL, INC.,

as the Company

By:
Title:

HERBALIFE INTERNATIONAL LUXEMBOURG

S.Á.R.L., as a Borrower

By:
Title:]

[13]	To be added only if the consent of the Borrowers is required by Section 10.06(b)(iii) of the Credit Agreement.

E-1-4

Form of Assignment and Acceptance

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

E-1-5

Form of Assignment and Acceptance

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1-6

Form of Assignment and Assumption

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[To be attached.]

E-2-1

EXHIBIT F

FORM OF DESIGNATED BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.á.r.l., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL”, and collectively with the Company, Holdings and the Designated Borrowers from time to time party thereto, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of                     (the “Designated Borrower”) and each Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of Holdings.

The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Borrower is                     .

Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

Form of Designated Borrower Request and Assumption Agreement

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Credit Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Form of Designated Borrower Request and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Title:

HERBALIFE LTD., as a Borrower

By:
Title:

HERBALIFE INTERNATIONAL, INC., as a Borrower

By:
Title:

HERBALIFE INTERNATIONAL LUXEMBOURG S.Á.R.L., as a Borrower

By:
Title:

Form of Designated Borrower Request and Assumption Agreement

EXHIBIT I

FORM OF DESIGNATED BORROWER NOTICE

Date:                     ,

To:	Herbalife International, Inc., Herbalife Ltd. and Herbalife International Luxembourg S.á.r.l.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Amended and Restated Credit Agreement, dated as of July 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.á.r.l., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL”, and collectively with the Company, Holdings and the Designated Borrowers from time to time party thereto, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [                    ] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

G-1

Form of Designated Borrower Notice